Table of Contents

As filed with the Securities and Exchange Commission on September 5, 2024

Registration No. 333-280801

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

Pre-effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rogue Baron, Plc

(Exact name of registrant as specified in its charter)

England and Wales	2085	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

78 Pall Mall

St. James’s

London, England, SW1Y 5ES

United Kingdom

+44 44 7879 584 153

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Dolder

1351-B U Street, NW

Washington, D.C. 20009

(952) 237-1376

(Name, address and telephone number of agent for service)

With a Copy to:

Eric Newlan, Esq.

Newlan Law Firm, PLLC

2201 Long Prairie Road, Suite 107-762

Flower Mound, Texas 75022

Phone: (940) 367-6154

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Table of Contents

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until this registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Registration No. 333-280801

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2024

Rogue Baron, Plc

Up to 150,000,000 Ordinary Shares

We are offering in a best-efforts offering of up to 150,000,000 Ordinary Shares (the “Ordinary Shares”), $0.006 par value per share, of Rogue Baron, Plc, an England and Wales corporation (“Rogue Baron,” the “Company,” “we,” “our,” “us”) directly to select investors pursuant to this prospectus at a fixed offering price of US$0.02 per Ordinary Share for the duration of the offering.

We have entered into a Consultancy and Placement Agent Agreement (the “Placement Agent Agreement”) with MD Global Partners, LLC (the “Placement Agent”), a FINRA-registered broker-dealer. The Placement Agent has agreed to use its best efforts to sell the Ordinary Shares in this offering. The Placement Agent is under no obligation to purchase Ordinary Shares for its own account or on behalf of any other person. (See “Plan of Distribution”).

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Ordinary Shares sufficient to pursue the business goals described in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives, due to a lack of interest in this offering. Also, any proceeds from the sale of Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. (See “Risk Factors”). The proceeds from the sale of the Ordinary Shares in this offering will be deposited in a separate non-interest-bearing bank account (limited to funds received on our behalf) established by our escrow agent. We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to us in our sole discretion at any time and without regard to meeting any particular contingency. Any such funds that the escrow agent receives shall be held in escrow until the applicable closing of the offering, and then used to complete securities purchases, or returned if this offering fails to close. The offering will be terminated one year after the effectiveness of the registration statement of which this prospectus forms a part, provided that the closing(s) of the offering for all of the Ordinary Shares have not occurred by such date, and may not be extended.

Title of Class of Securities Offered	Number of Shares Offered	Price to Public	Commissions (1)	Proceeds to Offeror of Securities (2)
Ordinary Shares	150,000,000	$0.02	$240,000	$2,760,000
(1)	Under the Placement Agent Agreement, we are required to pay the Placement Agent cash commissions equal to 8% of proceeds and Ordinary Shares valued at the offering price herein equal to 3% of proceeds on sales of Ordinary Shares attributable to the Placement Agent's efforts. In addition, we are required to pay the Placement Agent a cash fee equal to 2% of proceeds on sales of Ordinary Shares attributable to others' efforts, including those of our company's management. Further, we are required to pay a cash non-accountable expense allowance equal to 2% of proceeds on sales of Ordinary Shares attributable to the Placement Agent’s efforts. (See “Plan of Distribution”).
(2)	Does not account for the payment of non-commission-related expenses of this offering estimated to be $25,000. (See “Plan of Distribution”).

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Our Ordinary Shares are listed on the Aquis Stock Exchange, London, England, under the trading symbol “SHNJ.” On September 5, 2024, the closing price of our Ordinary Shares on the Aquis Stock Exchange was £0.012 (USD$0.02) per Ordinary Share. In addition, to the listing of our Ordinary Shares on the Aquis Stock Exchange, our Ordinary Shares had been quoted in the United States in the over-the-counter market under the trading symbol “SHNJF,” until a CUSIP-related technical issue caused an interruption in the quotation of our Ordinary Shares in the United States markets. We believe trading in our Ordinary Shares in the United States markets will resume in the near future.

Investing in our Ordinary Shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in the “Risk Factors” section, beginning on page 11.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. In this regard, please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer,” beginning on page 6, for more information.

We are a holding company that is incorporated under the laws of England and Wales. As a holding company with no operations, we conduct all of our operations through our subsidiaries, including in the United States. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in England and Wales. Purchasers of our Ordinary Shares should be aware that they may never directly hold equity interests in any of our subsidiaries.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We will deliver the Ordinary Shares being issued to the investors electronically, upon closing and receipt of investor funds for the purchase of the Ordinary Shares offered pursuant to this prospectus.

The date of this Prospectus is _________, 2024

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You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this Prospectus. Neither we nor the placement agent has authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front Cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus, any prospectus or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise noted, (i) all industry and market data in this prospectus is presented in U.S. dollars, (ii) all financial and other data related to our company in this prospectus is presented in U.S. dollars and (iii) all references to “$” or “USD” in this prospectus (other than in our financial statements) refer to U.S. dollars.

Our fiscal year end is September 30. References to a particular “fiscal year” are to our fiscal year ended September 30 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with in accordance with UK-adopted international accounting standards and in accordance with the requirements of the Companies Act of 2006 and also comply with IFRS as issued by the IASB.

We obtained the industry, market, and competitive position data in this prospectus from our own internal estimates, surveys, and research, as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should carefully read the entire document, including our historical and pro forma financial statements and related notes, to understand our business, the Ordinary Shares, and the other considerations that are important to your decision to invest in the Ordinary Shares.

You should pay special attention to the “Risk Factors” section. Our actual results and future events may differ significantly based upon several factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, references to “we,” “our,” “our company” and similar are to Rogue Baron, Plc, including its subsidiaries.

Our financial statements, as well as selected financial data included in this prospectus, are presented in United States Dollars (“USD” or “$”), which is our company’s presentation currency. Our company’s functional currency is Pound Sterling (“GBP” or “£”).

Overview

With operations in England and the United States, Rogue Baron is a diversified holding company in the premium spirits industry. Our company's core focus is developing brands in high-growth categories where we believe opportunity exists to increase sales and increase our shareholders’ value. Rogue Baron has multiple brand subsidiaries led by its flagship brand, Shinju Japanese Whisky. Rogue Baron also holds brand assets in tequila, vodka, wine, and champagne, including multiple retail locations.

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Corporate Structure

Below is a chart illustrating our current corporate structure:

Competitive Strengths and Weaknesses

We are committed to offering our customers high quality, affordable priced spirits products. We believe we have several competitive strengths that will enable us to maintain and increase our market position in the spirits industry.

Our competitive strengths include:

•	We have strong products brands in multiple spirits categories;

•	We have product distributors in place around the world, including in the United States;

•	We have a skilled and active sales team in place; and

•	Our executives and directors have extensive combined experience in the spirits industry.

Our competitive weaknesses include:

•	We lack adequate capital with which to market and distribute our products;

•	Many of the brands against which we compete are owned by multi-national conglomerates with greater resources, both financial and otherwise; and

•	We have limited staff.

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Our Growth Strategy

We intend to use the initial success of our Shinju Japanese Whisky brand as the foundation for introducing additional brands in currently popular segments, including tequila and vodka. Because we already have distributors in place around the world, including in the United States, and established on-premise and off-premise accounts, we intend to leverage these relationships as we introduce new brands to the markets. In addition, we believe we will be able to utilize multiple distillery relationships to expand our portfolio of brands and to take advantage of economies of scale that flow from shared resources.

Selected Financial Data

The following table summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this prospectus. We derived the summary financial information from our audited financial statements and related notes for the six months ended March 31, 2024 (unaudited), and for the years ended September 30, 2023 and 2022, appearing elsewhere in this prospectus. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

Statement of Comprehensive Income Data:	Unaudited Six Months Ended March 31, 2024 $’000	Unaudited Six Months Ended March 31, 2023 $’000
Revenue	33	164
Cost of Sales	(35)	(104)
Gross Profit	(2)	60
Total administrative expenses	(474)	(324)
Loss from continuing operations	(476)	(264)
Finance cost	–	–
Loss for the period	(476)	(264)
Exchange difference on translating foreign operations	(3)	(10)
Total comprehensive loss for the year	(479)	(274)

Statement of Comprehensive Income Data:	Year Ended September 30, 2023 $’000	Nine Months Ended September 30, 2022 $’000
Revenue	284	146
Cost of Sales	(186)	(103)
Gross Profit	98	43
Total administrative expenses	(713)	(647)
Loss from continuing operations	(635)	(604)
Finance cost	(2)	–
Loss for the year	(637)	(606)
Exchange difference on translating foreign operations	13	(65)
Total comprehensive loss for the year	(624)	(671)

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Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations (or MD&A);
•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as compensation discussion and analysis;
•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;
•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act; and
•	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

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Summary of Risk Factors

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read the “Risk Factors” section and this prospectus in full. Our principal risks may be summarized as follows:

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•	Any harm to our brand or reputation may materially and adversely affect our business and result of operations.
•	We operate in a competitive environment and may lose market share and customers if we fail to compete effectively.
•	We may face challenges in expanding our product offerings.
•	If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.
•	Our limited operating history makes it difficult to evaluate our business and prospects, and we may not be able to sustain our historical growth rates.
•	We have a history of losses, operating losses and negative cash flow from operating activities, and we may continue to incur losses and operating losses, and experience negative cash flow from operating activities, in the future.
•	Failure to safeguard private and confidential information of our customers and protect our network against security breaches could damage our reputation and brands and substantially harm our business and results of operations.
•	If we, our suppliers or our distributors fail to obtain and maintain the licenses, permits or approvals required by the jurisdictions we operate, our business, financial condition, and results of operations may be materially and adversely impacted.
•	As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our Ordinary Shares.
•	We are an “emerging growth company” within the meaning of the Securities Act and may take advantage of certain reduced disclosure and governance requirements applicable to emerging growth companies which may cause our Ordinary Shares to be less attractive to investors.
•	If we are unable to maintain a strong customer base that attracts new customers and repeat purchases from existing customers, or if we are unable to build and sustain an integrated ecosystem for the goods we carry, our business, financial condition and results of operations may be materially and adversely affected.
•	If we fail to anticipate our customers’ needs and provide offerings to attract and retain customers, or fail to adapt our business model to changing needs of our customers or emerging industry standards, our business may be materially and adversely affected.
•	If our senior management is unable to work together effectively or efficiently, or if we lose their service, our business may be severely disrupted.
•	We depend on talented, experienced and committed personnel to grow and operate our business, and if we are unable to recruit, train, motivate and retain qualified personnel or sufficient workforce while controlling our labor costs, our business may be materially and adversely affected.
•	We do not have, and may be unable to obtain, sufficient insurance to insure against certain business risks. As a result, we may be exposed to significant costs and business disruption.
•	We may be the subject of anti-competitive, harassing, or other detrimental conduct by third parties including complaints to regulatory agencies, negative blog postings, negative comments on social media and the public dissemination of malicious assessments of our business that could harm our reputation and cause us to lose market share, customers and revenues and adversely affect the price of our Ordinary Shares.

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•	We may be (or become) classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, which could subject United States investors in our Ordinary Shares to significant adverse U.S. federal income tax consequences.
•	We could face uncertain tax liabilities in various jurisdictions where it operates and suffer adverse financial consequences as a result.
•	You may face difficulties protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because a substantial portion of our assets are located outside the United States and certain of our directors and executive officers reside outside the United States.
•	We may need to raise capital in addition to this offering, which may not be available on favorable terms, if at all, and which may cause dilution to holders of our Ordinary Shares, restrict our operations or adversely affect our ability to operate and continue our business.
•	Our indebtedness could have important consequences to you.
•	Global economic conditions could materially adversely impact demand for our products and services.
•	We may face risks related to the ongoing conflict between Russia and Ukraine, as well as any other conflicts that may arise on a global or regional scale, which could adversely affect our business and results of operations.

Risks Relating to Our Securities

•	We are selling this offering without an underwriter and may be unable to sell any shares.
•	We do not intend to pay dividends for the foreseeable future.
•	The market price of our Ordinary Shares can be volatile and can fluctuate substantially, which could result in substantial losses for purchasers of our Ordinary Shares in this offering.
•	Short selling may drive down the market price of our Ordinary Shares.
•	Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.
•	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.
•	The laws of England and Wales may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Risks Related to Countries Where We Operate

•	Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us.
•	Disruptions in the international trading environment may seriously decrease our international sales.
•	Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which we sell our spirit products could adversely affect our operations and, in turn, our results of operations.

Corporate Information

Our principal executive office is located at 78 Pall Mall, St. James’s, London, England, SW1Y 5ES, United Kingdom; our telephone number is +44 44 7879 584 153. Our agent for service of process in the United States is Ryan Dolder, 1351-B U Street, NW, Washington, D.C. 20009.

We maintain a website at www.RogueBaron.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website. It is included solely as an inactive textual reference. In this regard, and in keeping with the requirements of the Companies Act, information concerning our company’s announced plans to establish an Employee Benefit Trust Scheme the purpose of which will be to incentivize officers, employees and consultants of our company by the award of Ordinary Shares at no material cost to the recipient – this document can be found on our website here.

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THE OFFERING

Issuer	Rogue Baron, Plc, an England and Wales corporation.

Shares Offered	150,000,000 Ordinary Shares at a fixed offering price of $0.02 per Ordinary Share during the duration of this offering.

Best Efforts

We are offering the Ordinary Shares on a best-efforts basis.

No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering but may undertake one or more closings on a rolling basis. Investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. The offering will be terminated after one year of the effectiveness of this registration statement, provided that the closing(s) of the offering for all of the Ordinary Shares have not occurred by such date, and may not be extended.

Escrow Account and Deposit of Proceeds

The proceeds from the sale of the Ordinary Shares in this offering will be payable to “__________” and will be deposited in a separate non interest-bearing bank account (limited to funds received on our behalf). The purpose of the escrow account is for (a) the holding of amounts of subscription monies which are collected through the banking system and (b) the disbursement of collected funds. We will appoint an escrow agent in due course.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. Any such funds that the escrow agent receives shall be held in escrow until the applicable closing of the offering, and then used to complete securities purchases, or returned if this offering fails to close. In event that the offering is terminated, all subscription funds being held in the escrow account at the time of such termination will be returned to investors by noon of the next business day after the termination of the offering. Release of the funds to us is based upon the escrow agent (defined below) reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All purchase information and purchase funds through checks or wire transfers should be delivered to the escrow agent. Failure to do so will result in purchase funds being returned to the investor.

Placement Agent

We have entered into a Consultancy and Placement Agent Agreement (the “Placement Agent Agreement”) with MD Global Partners, LLC (the “Placement Agent”), a FINRA-registered broker-dealer. Under the Placement Agent Agreement, we are required to pay the Placement Agent cash commissions equal to 8% of proceeds and Ordinary Shares valued at the offering price herein equal to 3% of proceeds on sales of Ordinary Shares attributable to the Placement Agent’s efforts. In addition, we are required to pay the Placement Agent a cash fee equal to 2% of proceeds on sales of Ordinary Shares attributable to others’ efforts, including those of our company’s management. Further, we are required to pay a cash non-accountable expense allowance equal to 2% of proceeds on sales of Ordinary Shares attributable to the Placement Agent’s efforts. (See “Plan of Distribution”).

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Ordinary Shares issued and outstanding prior to this offering	23,831,044 Ordinary Shares

Ordinary Shares issued and outstanding after this offering	173,831,044 Ordinary Shares

Voting Rights	Each Ordinary share is entitled to one (1) vote. See “Principal Shareholders” and “Description of Share Capital.”

Listing

Aquis Stock Exchange. Our Ordinary Shares are listed on the Aquis Stock Exchange, London, England, under the trading symbol “SHNJ.”

OTC Markets. In addition, to the listing of our Ordinary Shares on the Aquis Stock Exchange, our Ordinary Shares had been quoted in the United States in the over-the-counter market under the trading symbol “SHNJF,” until a CUSIP-related technical issue caused an interruption in the quotation of our common stock in the United States markets. We believe trading in our common stock in the United States markets will resume in the near future.

Transfer Agent	Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, U.K. B62 8HD.

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in shares of our Ordinary Shares.

Payment and Settlement	We expect that the delivery of the Ordinary Shares for the initial closing against payment therefor will occur on or about ___________, 2024.

Use of Proceeds	We intend to use the net proceeds of this offering for sales and marketing, inventory, general corporate purposes and for working capital.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks before you decide to purchase the shares. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our Ordinary Shares. Refer to "Special Note Regarding Forward-Looking Statements".

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Company

There is substantial doubt about our company’s ability to continue as a going concern. Our financial statements have been prepared on a going concern basis which assumes our company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. We incurred losses of $479,000 (unaudited) and $274,000 (unaudited) for the six months ended March 31, 2024 and 2023, respectively. We incurred losses of $624,000 and $671,000 for the years ended September 30, 2023 and 2022, respectively, have incurred losses since inception resulting in an accumulated deficit of $2,991,000 as of September 30, 2023, and had negative working capital of $30,000 as of September 30, 2023. We anticipate further losses in the development of our business.

The ability to continue as a going concern is dependent upon our company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Our ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful continued development of our plan of operations or our attainment of profitable operations are necessary for us to continue operations. The ability to successfully resolve these factors raise substantial doubt about our company's ability to continue as a going concern. Our financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

We have had operating losses since formation and expect to continue to incur net losses for the near term. We currently have a working capital deficit and our current and projected revenues are not sufficient to fund our anticipated operating needs. While we anticipate that revenues will increase in 2025, unless our sales increase substantially in the near future, we will continue to incur net losses in the near term, and we may never be able to achieve profitability. In order to achieve profitable operations, we need to significantly increase our revenues from sales of our spirits products. We cannot be certain that our business will ever be successful or that we will generate significant revenues and become profitable. As a result, an investment in our company is highly speculative and no assurance can be given that our business model will be successful and, therefore, that holders of our Ordinary Shares will realize any return on their investment or that they will not lose their entire investments.

We may need to raise additional capital to support our operations. We may need to procure additional financing over time, the amount and timing of which will depend on a number of factors, including the pace of expansion of our opportunities and distribution base, the scope of product development to be undertaken by us, the need to respond to customer needs for improvement of product offerings, the cash flow generated by our operations, the extent of losses with respect to matters identified as risk factors herein and the extent of other unanticipated areas or amounts of expenditure. We are unable to predict fully the extent to which it will require additional financing. There can be no assurance regarding the availability or terms of additional financing we may be able to procure over time. Any new investor may require that any future debt financing or issuance of preferred equity by us could be senior to the rights of holders of our Ordinary Shares, and any future issuance of equity could result in the dilution of the value of our Ordinary Shares.

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If demand for our products does not develop as expected, our projected revenues and profits will be negatively affected. Our future profits are influenced by many factors, including economics, world events and changing customer preferences. We believe that the markets in our product segments will continue to grow and that we will be successful in marketing our products and services in these markets. If our expectations as to the size of these markets and our ability to sell our products in these markets are not correct, our revenue may not materialize and our business will be adversely affected.

If we fail to attract and retain consumers of our spirits products, or fail to do so in a cost-effective manner, we may be unable to increase net revenues, improve margins and achieve profitability. Our success depends on our ability to attract and retain consumers of our spirits products and to do so in a cost-effective manner. We must continue to acquire additional consumers to increase net revenues, improve margins and achieve profitability. We intend to make significant investments related to consumer acquisition and expect to continue to spend, to the extent funds are available, significant amounts to expand our consumer base. We cannot assure you that we will be successful, in this regard. If consumers do not perceive the products we offer to be of high value and quality, we may be unable to expand our consumer base. If we are unable to so expand our consumer base, we may be unable to generate the scale necessary to achieve operational efficiency. Consequently, our prices may increase, or may not decrease to levels sufficient to generate consumer interest, our net revenues may decrease and our margins and profitability may decline or not improve. As a result, our business, financial condition and results of operations may be materially and adversely affected.

We rely on other third parties to provide services essential to the success of our business. Third parties provide a variety of essential business functions for us, including customer service, legal and distribution. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. It is possible that we will experience delays, errors or other problems with their work that will materially impact our operations.

In particular, we rely primarily on Republic National Distributing (“RND”) for the distribution of our products sold in the United States. In the event RND were to lose its distribution licenses, for any reason, including, but not limited to, changes in state and federal regulations, we would be required to seek alternative distribution options immediately. If our efforts to contract with another distributor are unsuccessful, we may be unable to achieve or maintain profitability and may incur significant losses in the future. As a result, our business, financial condition and results of operations may be materially and adversely affected.

We rely on a single supplier for our flagship brand, Shinju Japanese Whisky. A significant portion of our revenue is derived from the sale of our Shinju Japanese Whisky, which is currently produced by a single distillery located in Japan. This single-source reliance presents a concentration risk, as any disruption at the distillery could have an adverse impact on our company’s operations and operating results. Potential negative issues that we could face include, but are not limited to, the distillery’s ceasing operations, significant upward changes in pricing, deterioration in the business relationship with the distillery or natural disasters affecting the distillery facility. Any such event could lead to delays in product availability, negatively affecting our company’s ability to meet market demand and potentially resulting in financial losses. Moreover, transitioning to a new supplier would likely involve considerable time and additional expenses.

In an effort to mitigate these risks, we have established additional informal relationships and engaged in discussions with other distilleries located in Japan that are capable of producing our products. Additionally, for the production of older-aged product extensions, we plan to source from a different distillery than our distillery partner. This strategy is intended to diversify our supply chain, thereby reducing the risks associated with dependence on a single supplier. We are unable to assure you that these strategies will prove to be successful.

Reduced consumer demand for alcoholic beverages could harm our business. There have been periods in the past in which overall per capita consumption of alcoholic beverages in the United States and other markets in which we participate has declined substantially. A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including a general decline in economic conditions, increased concern about the health consequences of consuming alcoholic beverage products and about drinking and driving, a trend toward a healthier diet including lighter, lower-calorie beverages such as diet soft drinks, juices and water products, the increased activity of anti-alcohol groups and increased federal, state or foreign excise and other taxes on alcoholic beverage products. The competitive position of our products could also be affected adversely by any failure to achieve consistent, reliable quality in our products.

The success of our business relies heavily on brand image, reputation and product quality. It is important that we maintain and increase the image and reputation of our existing brands and products. Concerns about product quality, even when unsubstantiated, could be harmful to our image and reputation of our brands and products. While we have quality control programs in place, in the event we experienced an issue with product quality, we may experience recalls or liability in addition to business disruption, which could further negatively impact brand image and reputation and negatively affect our sales. Our brand image and reputation may also be more difficult to protect, due to less oversight and control because of the outsourcing of some of our operations. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Deterioration of our brands’ respective equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

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In addition, in recent years, there has been a marked increase in the use of social media platforms and other forms of Internet-based communications that provide individuals with access to broad audiences, and the availability of information on social media platforms is virtually immediate, as can be its impact. Many social media platforms immediately publish the content their participants post, often without filters or checks on accuracy of the content posted. Furthermore, other Internet-based or traditional media outlets may, in turn, reference or republish such social media content to an even broader audience. Information concerning us, regardless of its accuracy, may be posted on such platforms at any time. Information posted may be adverse to our interests or may be inaccurate, each of which may materially harm our brand, reputation, performance, prospects and business. Such harm may be immediate and we may have little or no opportunity to respond or to seek redress or a correction.

Changes in consumer spending could have a negative impact on our financial condition and business results. Alcohol sales depend upon a number of factors related to the level of consumer spending, including the general state of the economy, income tax rates, deductibility of business entertainment expenses under relevant tax laws and consumer confidence in future economic conditions. Changes in consumer spending in these and other areas can affect both the quantity and the price of spirits that customers are willing to purchase at restaurants or through retail outlets. Reduced consumer confidence and spending may result in reduced demand for our products, limitations on our ability to increase prices and increased levels of selling and promotional expenses. These circumstances would likely have a considerable negative impact upon our overall sales and gross margins.

Adverse public opinion about alcohol may harm our business. Many studies conclude or suggest that alcohol consumption has no health benefits and may increase the risk of stroke, cancer and other illnesses. An unfavorable report on the health effects of alcohol consumption could significantly reduce the demand for spirits, which could harm our business by reducing sales and increasing expenses. In recent years, activist groups have used advertising and other methods to inform the public about the societal harms associated with the consumption of alcoholic beverages. These groups have also sought, and continue to seek, legislation to reduce the availability of alcoholic beverages, to increase the penalties associated with the misuse of alcoholic beverages or to increase the costs associated with the production of alcoholic beverages. Over time, these efforts could cause a reduction in the consumption of alcoholic beverages generally, which could harm our business by reducing sales and increasing expenses.

Changes in the prices of supplies and raw materials could have a materially adverse effect on our business. There have been changes in the cost of raw materials used in the production of raw spirits in recent years. The increases in prices may also take place in the future and our inability to pass on increases to consumers could reduce our margins and profits and have a material adverse effect on our business. We cannot assure you that shortages or increases in the prices of our supplies or raw materials will not have a material adverse effect on our financial condition and results of operations.

We may not be able to fully exploit newly developed or acquired brands. We intend to develop and to acquire, as may be possible, third-party brands. In our experience, not every brand deployment is successful. We may incur significant costs acquiring and promoting new brands, only to have limited market acceptance and limited resulting sales. If these circumstances occur, our financial results may be negatively impacted and we may determine it to be the best course of action to no longer support that brand.

We operate in a highly competitive industry and competitive pressures could have a material adverse effect on our business. The alcoholic beverage distribution industry worldwide, and particularly in the United States, is intensely competitive and highly fragmented. The principal competitive factors in our industry include product range, pricing, distribution capabilities and responsiveness to consumer preferences, with varying emphasis on these factors depending on the market and the product. With respect to individual customers, we face significant competition from various regional distributors and brick and mortar stores, who compete principally on price. The effect of this competition could adversely affect our results of operations.

As a spirits producer, we face competition from local and international producers. Other market participants have sought to increase their sales and distribution capabilities by, for example, introducing new products to compete with our products. Our revenue and market share could suffer, if these new competing products perform well, or if competing products are offered at prices that are lower than the prices of our products.

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We are dependent on the continued services and performance of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results and financial condition. Our future performance depends on the continued services and contributions of our senior management and other key employees, including Ryan Dolder, our Chief Executive Officer, and Hamish Harris, our Chairman of the Board. Without these key executives and employees, we may not have the ability to execute our business plans and to identify and pursue new opportunities and product innovations. The loss of services of senior management or other key employees could significantly delay or prevent the achievement of our development and strategic objectives. The loss of the services of our senior management or other key employees for any reason could adversely affect our business, financial condition and operating results. We do not presently maintain any key man life insurance policies.

Our executive officers and directors may allocate their time to other businesses leading to potential conflicts of interest in their determination as to how much time to devote to the affairs of our company, which could have a negative impact on our business performance. Our executive officers and directors are engaged by us on a full-time basis. However, certain of these persons may have additional responsibilities at other entities, which could create a conflict of interest when allocating their time between our business operations and their other commitments. If their other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote sufficient time to the affairs of our company and could have a negative impact on our financial performance and execution of our company’s business plan.

We may not be able to manage future growth effectively. If our business plans are successful, we may experience significant growth in a short period of time and potential scaling issues. Should we grow rapidly, our financial, management and operating resources may not expand sufficiently to adequately manage our growth. If we are unable to manage our growth, our costs may increase disproportionately, our future revenues may stop growing or decline and we may face dissatisfied customers. Our failure to manage our growth may adversely impact our business and the value of your investment in our Ordinary Shares.

If we are not able to adequately protect our intellectual property, it could harm our operating results. Our ability to compete depends, in part, upon the strength of our brands. The efforts we have taken to protect our intellectual property rights may not be sufficient or effective at stopping infringement of intellectual property rights. In addition, effective trademark, copyright and trade secret protection may not be available or cost-effective in every country in which our spirits products are made available. There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property rights from unauthorized use, the value of our spirits products may be reduced, which could negatively impact our business. Further, protecting our intellectual property rights could be expensive and would likely divert critical managerial resources. If any of the foregoing were to occur, or if we are otherwise unable to protect our intellectual property rights, our business and financial results could be adversely affected. If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive, without any assurance of success.

Our company’s products or processes could be subject to claims of infringement of the intellectual property of others. Claims that our products, business methods or processes infringe upon the proprietary rights of others often are not asserted until after commencement of commercial sales of a product. Significant litigation regarding intellectual property rights exists in our company’s industry. Third parties may make claims of infringement against us in connection with such perceived infringement. Any claims, even those without merit, could be expensive and time consuming to defend; cause us to cease selling products that incorporate the challenged intellectual property; and divert management’s attention and resources. We are unable to be certain of the outcome of any litigation.

We are exposed to fluctuations in currency exchange rates that could negatively impact our financial results and cash flows. Our supplier for Shinju Japanese Whisky is located in Japan and our anticipated suppliers of tequila are expected to be located in Mexico. Because of this we face exposure to adverse movements in foreign currency exchange rates. These exposures may change over time as business practices evolve and they could have a material adverse impact on our financial results and cash flows.

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Current market conditions and recessionary pressures in one or more of our markets could impact our company’s ability to expand our business. The U.S. economy faces continued concerns about the systemic impacts of adverse economic conditions such as the U.S. deficit, historically high inflation, volatile energy costs, geopolitical issues, the continued availability and cost of credit in the face of expected interest rate increases by the U.S. Federal Reserve, ongoing supply chain disruptions and unstable financial and real estate markets. Foreign countries, including those in the Euro zone, are affected by similar systemic impacts. Turbulence in the United States and international markets and economic conditions may adversely affect our company’s liquidity and financial condition, and the financial condition of consumers. There is no assurance that our products will be accepted on a wide scale in the marketplace. To date, inflationary pressures have had some impact on our financial condition and results of operations. If inflationary pressures begin to have a material effect on our operations in the future, we may not develop plans that prove to be successful in mitigating those pressures.

Risks Related to Government Regulation and Being a Public Company

We will face growing regulatory and compliance requirements which can be costly and time consuming. New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyberattacks and will increasingly impact organizations like our company. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation, such as the European Union’s General Data Protection Regulation, with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance, failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. The high costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, has elevated this topic from the IT organization to the executive and board level. We may need to spend additional time and money ensuring we will meet future regulatory requirements.

Our business could be negatively impacted by changes in the U.S. political environment. There is significant ongoing uncertainty with respect to potential legislation, regulation and government policy at the federal, state and local levels in the United States. Such uncertainty and any material changes in such legislation, regulation and government policy could significantly impact our business as well as the markets in which we compete. Specific legislative and regulatory proposals that might materially impact us include, but are not limited to, changes to liability rules for data privacy regulations, import and export regulations, income tax regulations and the U.S. federal tax code and public company reporting requirements, immigration policies and enforcement, healthcare law, minimum wage laws, climate and energy policies, foreign trade and relations with foreign governments, and pandemic response. To the extent changes in the political environment have a negative impact on us or on our customers, our markets, our business, results of operation and financial condition could be materially and adversely impacted in the future.

Failure to comply with data privacy and security laws and regulations could adversely affect our operating results and business. In the ordinary course of our business, we might collect and store in our internal and external data centers, cloud services and networks sensitive data, including our proprietary business information and that of our customers, suppliers and business collaborators, as well as personal information of our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. The number and sophistication of attempted attacks and intrusions that companies have experienced from third parties has increased over the past few years. Despite our security measures, it is impossible for us to eliminate this risk.

Outside of the U.S., data protection laws, including the EU General Data Protection Regulation (GDPR), also might apply to some of our operations or business collaborators. Legal requirements in these countries relating to the collection, storage, processing and transfer of personal data/information continue to evolve. The GDPR imposes, among other things, data protection requirements that include strict obligations and restrictions on the ability to collect, analyze and transfer EU personal data/information, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances, and possible substantial fines for any violations (including possible fines for certain violations of up to the greater of 20 million Euros or 4% of total company revenue). Other governmental authorities around the world have enacted or are considering similar types of legislative and regulatory proposals concerning data protection.

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The interpretation and enforcement of the laws and regulations described above are uncertain and subject to change and may require substantial costs to monitor and implement and maintain adequate compliance programs. Failure to comply with U.S. and international data protection laws and regulations could result in government enforcement actions (which could include substantial civil and/or criminal penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business.

Changes in laws and government regulations to which we are currently subject, including changes to the method or approach of enforcement, may increase our costs or limit our ability to market our alcohol brands and the brands of our clients, which could adversely affect our operating results and business. A complex multi-jurisdictional regime governs alcoholic beverage manufacturing, distribution, sales, and marketing in the United States. The alcoholic beverages industry in which we operate is subject to extensive regulation by the TTB (and other federal agencies), each state’s liquor authority, and potentially local authorities depending on location. These regulations and laws dictate such matters as licensing requirements, production, importation, ownership restrictions, trade, and pricing practices, permitted distribution channels, delivery, and prohibitions on sales to minors, permitted, and required labeling, and advertising and relations with wholesalers and retailers. These laws, regulations and licensing requirements may, and sometimes are, interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other legal mandates or with the Company’s business practices. Further, these laws, rules, regulations, and interpretations are constantly changing because of litigation, legislation, and agency priorities, and could result in increased regulation. The Company’s actual or asserted non-compliance with any such law, regulation or requirement could expose us to investigations, claims, litigation, injunctive proceedings and other criminal or civil proceedings by private parties and regulatory authorities, as well as license suspension, license revocation, substantial fines, and negative publicity, any of which could adversely affect our results of operations, financial condition, and business.

The requirements of being a public company may strain our resources. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the listing standards of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources. Management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results.

The Exchange Act requires that our company file annual, quarterly, and current reports with respect to our business, financial condition, and results of operations. In addition, establishing the corporate infrastructure necessary for operating a public company may divert our management’s attention from implementing our growth strategy, which could delay or slow the implementation of our business strategies, and in turn negatively impact our company’s financial condition and results of operations.

It may be difficult to enforce judgments against our company. There is no convention or treaty between the United States and the UK governing the recognition and enforcement of judgments. A United States judgment cannot be automatically enforced in the UK nor a UK judgment in the United States. The only way to enforce a United States judgment in the UK is to treat the United States judgment as a debt and make a claim in court. A UK judgment may be enforced against a United States company in the UK, provided the United States company has assets in the UK.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired. Our current internal controls and any new controls that we develop may become inadequate because of changes in conditions in our business or changes in the applicable laws, regulations and standards. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results, cause us to fail to meet our reporting obligations, result in a restatement of our financial statements for prior periods or adversely affect the results of management evaluations and independent registered public accounting firm audits of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq in the future.

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Our management team has limited experience managing a public company. Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition and results of operations.

Industry and other market data used in this or other periodic reports that we have filed or will in the future file with the SEC, including those undertaken by us or our engaged consultants, may not prove to be representative of current and future market conditions or future results. This report includes or refers to, and periodic reports that we have filed and will in the future file with the SEC may include or refer to, statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties and surveys and studies that we undertook ourselves regarding the market potential for our current products. Although we believe that such information has been obtained from reliable sources, the sources of such data have not guaranteed the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data. The results of this data represent various methodologies, assumptions, research, analysis, projections, estimates, composition of respondent pool, presentation of data and adjustments, each of which may ultimately prove to be incorrect, and cause actual results and market viability to differ materially from those presented in any such report or other materials.

Risks Related to a Purchase of Ordinary Shares

We are selling this offering on a best-efforts basis and, together with the Placement Agent, may be unable to sell any Ordinary Shares. This offering is being conducted on a best-efforts basis, that is, this offering is not a firm-commitment, underwritten offering. Rather, we intend to sell the Ordinary Shares through the efforts of the Placement Agent, in conjunction with our executive officers and directors, who will receive no commissions. There is no guarantee that the Placement Agent, our executive officers and director or any other person will be able to sell any of the Ordinary Shares. None of our executive officers and directors has any experience conducting a best-efforts offering. (See “Plan of Distribution”).

We do not intend to pay dividends for the foreseeable future. We have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. (See “Dividend Policy”).

We are unable to predict when trading in our Ordinary Shares will resume in the United States markets. In addition, to the listing of our Ordinary Shares on the Aquis Stock Exchange, our Ordinary Shares had been quoted in the United States in the over-the-counter market under the trading symbol “SHNJF,” until a CUSIP-related technical issue caused an interruption in the quotation of our Ordinary Shares in the United States markets. Since U.S. trading in our Ordinary Shares stopped in June 2024, our management has been engaged with FINRA-member firms in an effort to resume trading. While we believe trading in our Ordinary Shares in the United States markets will resume in the near future, there is no assurance that such will be the case. Should we fail to have trading resume, purchasers of Ordinary Shares may be unable to sell their Ordinary Shares and, thus, be unable to earn a profit on their investments in our Ordinary Shares.

The market for our Ordinary Shares historically has been thinly traded and volatile; you could lose all or part of your investment in the Ordinary Shares. The market price of our Ordinary Shares may fluctuate substantially and will depend on a number of factors many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in the Ordinary Shares, since you might be unable to sell your Ordinary Shares at or above the price you pay for the Ordinary Shares. Factors that could cause fluctuations in the market price of our common stock include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;
•	volatility in the market prices and trading volumes of sports and music memorabilia stocks;
•	changes in operating performance and stock market valuations of other spirits purveyors;
•	sales of shares of our Ordinary Shares by us or our shareholders;
•	failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

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•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;
•	announcements by us or our competitors of new products or services;
•	the public’s reaction to our press releases, other public announcements and filings with the SEC and or the Aquis Stock Exchange;
•	rumors and market speculation involving us or other companies in our industry;
•	actual or anticipated changes in our operating results or fluctuations in our operating results;
•	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;
•	litigation involving us and/or our industry, or investigations by regulators into our operations or those of our competitors;
•	developments or disputes concerning our intellectual property or those of others;
•	announced or completed acquisitions of businesses by us or our competitors;
•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business, including our distributors;
•	changes in accounting standards, policies, guidelines, interpretations or principles;
•	any significant change in our management; and
•	general economic conditions and slow or negative growth of our markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Short selling may drive down the market price of our Ordinary Shares. Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lending party. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

You will suffer dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. If you acquire any Ordinary Shares, you will suffer immediate dilution, due to the lower book value per share of our Ordinary Shares compared to the purchase price of the Ordinary Shares in this offering. (See “Dilution”).

Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares. To the extent (a) we raise more money than required for the purposes described under “Use of Proceeds” (b) we determine that the proposed uses set forth in that section are no longer in the best interests of our company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions and other general corporate purposes; we may spend or invest such proceeds in a way with which our holders of Ordinary Shares disagree. The failure by our management to apply these funds effectively could harm our business and financial condition, fail to improve our results of operations and/or fail to enhance the market price of our Ordinary Shares. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. As of the date of this prospectus, our management has not determined the types of businesses that we will target or the terms of any potential acquisition.

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If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer. We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers and we will not be required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our Ordinary Shares and, in the case of equity securities, may be dilutive to existing holders of Ordinary Shares. In the future, we may issue debt or equity securities or incur other financial obligations, including share dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock, if any, would receive a distribution of our available assets before holders of Ordinary Shares. We are not required to offer any such additional debt or equity securities to existing holders of Ordinary Shares on a preemptive basis. Therefore, additional Ordinary Share issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing holders of Ordinary Shares and such issuances, or the perception of such issuances, could reduce the market price of shares of our Ordinary Shares.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates” “estimates,” “projects” “intends,” “plans,” “will,” “would,” “should” “could” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Description of Business and Management’s Discussion and Analysis of Financial Conditions and Results of Operations and elsewhere in this prospectus, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

•	assumptions about our future financial and operating results, including revenue and expenditures;
•	our ability to execute our growth and expansion plan, including our ability to meet our goals;
•	current and future economic and political conditions;
•	our ability to compete in the extremely competitive spirits industry and to address ever-developing trends;
•	our ability to raise sufficient funds to carry out our business plans or failure to manage future growth effectively;
•	our capital requirements and our ability to raise any additional financing which we may require;
•	our ability to attract customers and further enhance our brand awareness;
•	our ability to hire and retain qualified management personnel and key employees;
•	our ability to execute prospective business plans;
•	future decisions by management in response to changing conditions;
•	misjudgments in the course of preparing forward-looking statements;
•	inability to design, develop, market and sell products that would attract additional customers;
•	disruption of supply or shortage of raw materials that affect our contract manufacturers;
•	our limited operating history by which performance can be gauged;
•	our ability to manage our research, development, expansion, growth and operating expenses;
•	our ability to protect our intellectual property and to develop, maintain and enhance strong brands; and
•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

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USE OF PROCEEDS

Based upon an assumed fixed offering price of $0.02 per Ordinary Share, we estimate that we will receive gross proceeds from this offering of $3,000,000, and net proceeds of approximately $2,672,058, after deducting placement agent fees and estimated offering expenses of approximately $87,492 payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent's fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority.

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Ordinary Shares Sold in This Offering
	25%	50%	75%	100%
Ordinary Shares sold	37,500,000	75,000,000	112,500,000	150,000,000
Gross proceeds	$750,000	$1,500,000	$2,250,000	$3,000,000
Offering expenses	(147,942)	(207,942)	(267,942)	(327,942)
Net proceeds	$602,058	$1,292,058	$1,982,058	$2,672,058

The table below sets forth the manner in which we intend to apply the proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Ordinary Shares Sold in This Offering
	25%	50%	75%	100%
Development of Current Brands	$300,000	$450,000	$750,000	$1,300,000
Development of New Brands	0	140,000	200,000	250,000
Company Expansion, including Acquisitions(1)	200,000	500,000	750,000	900,000
General and Administrative Expense	102,058	202,058	282,058	222,058
Total Net Proceeds	$602,058	$1,292,058	$1,982,058	$2,672,058

(1) We currently have no agreement or understanding with respect to any acquisition of any business or operating unit of a business.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to our business prospects, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our Board of Directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board of Directors may deem relevant. Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2024:

Unaudited As at March 31, 2024 $’000
ASSETS
Non-current assets
Goodwill	1,239
Intangible assets	2,352
3,591

Current assets
Inventory	509
Trade and other receivables	331
Cash and cash equivalents	766
Total current assets	1,606
Total assets	5,197

LIABILITIES
Current liabilities
Trade and other payables	704
Loans payable	203
Total current liabilities and total liabilities	907

EQUITY
Share capital	167
Share premium	6,758
Share based payment reserve	8
Exchange reserve	(422)
Retained deficit	(3,378)
Equity attributable to the equity holders of the Company	3,133
Non-controlling interest	1,157
Total equity	4,290
Total equity and liabilities	5,197

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value was $699,000 (unaudited), or $0.03 per Ordinary Share, as of March 31, 2024. Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting intangible assets from our total consolidated assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per share, after giving effect to this offering.

Without taking into account issuances of Ordinary Shares occurring after March 31, 2024, after deducting estimated placement agent fees and estimated offering expenses payable by us, the tables below illustrate the dilution to purchasers of Ordinary Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the offered Ordinary Shares are sold at a per share price of $0.02, which represents the midpoint of the offering price range herein.

Assuming the Sale of 100% of the Ordinary Shares
Offering price per Ordinary Share	$0.02
Net tangible book value per Ordinary Share as of March 31, 2024	$0.03
Increase in net tangible book value per Ordinary Share after giving effect to this offering	$0.00
Pro forma net tangible book value per Ordinary Share as of March 31, 2024	$0.02
Dilution in net tangible book value per Ordinary Share to purchasers in this offering	$0.00
Assuming the Sale of 75% of the Ordinary Shares
Offering price per Ordinary Share	$0.02
Net tangible book value per Ordinary Share as of March 31, 2024	$0.03
Increase in net tangible book value per Ordinary Share after giving effect to this offering	$0.00
Pro forma net tangible book value per Ordinary Share as of March 31, 2024	$0.02
Dilution in net tangible book value per Ordinary Share to purchasers in this offering	$0.00
Assuming the Sale of 50% of the Ordinary Shares
Offering price per Ordinary Share	$0.02
Net tangible book value per Ordinary Share as of March 31, 2024	$0.03
Increase in net tangible book value per Ordinary Share after giving effect to this offering	$0.00
Pro forma net tangible book value per Ordinary Share as of March 31, 2024	$0.02
Dilution in net tangible book value per Ordinary Share to purchasers in this offering	$0.02
Assuming the Sale of 25% of the Ordinary Shares
Offering price per Ordinary Share	$0.02
Net tangible book value per Ordinary Share as of March 31, 2024	$0.03
Increase in net tangible book value per Ordinary Share after giving effect to this offering	$0.00
Pro forma net tangible book value per Ordinary Share as of March 31, 2024	$0.02
Dilution in net tangible book value per Ordinary Share to purchasers in this offering	$0.00

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information presented in “Selected Historical Consolidated Financial Data” and our historical consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Unaudited Condensed Consolidated Financial Information.” We assume no obligation to update any of these forward-looking statements.

Overview

With operations in England and the United States, Rogue Baron is a diversified holding company in the premium spirits industry. Our company's core focus is developing brands in high-growth categories where we believe opportunity exists to increase sales and increase our shareholders' value. Rogue Baron has multiple brand subsidiaries led by its flagship brand, Shinju Japanese Whisky. Rogue Baron also holds brand assets in tequila, vodka, wine, and champagne, including multiple retail locations.

Key Factors that Affect Operating Results

The key factors that we believe affect our financial condition and results of operations are discussed below.

Our Ability to Market Our Brands and Achieve Wide-Scale Distribution. We have made and will continue to make, as capital is available, expenditures to market our brands and to secure distribution partners to expand the geographic presence of our spirits products, particularly our Shinju Japanese Whisky. In this regard, we expect to continue to invest in marketing and distribution capabilities and infrastructure, which will lower our margins but deliver overall long-term growth.

Inflation. Our operations have suffered from the recent inflationary cost pressures. These inflationary cost pressures have impacted our business in multiple ways. The cost of materials used in the production of our products has increased significantly due to inflation. This rise in input costs has directly reduced our profit margins, as we have made the strategic decision to maintain the sale price of our products to stay competitive in the market. Specifically, the increase in material costs has led to a 10-15% decrease in our gross margin over the past two years.

Another significant factor is the increase in shipping costs. Pre-COVID, our shipping cost per shipping container was approximately $4,000. During the height of the pandemic, this cost surged to as high as $23,000 per shipping container. Although shipping costs have since moderated, they remain elevated (currently approximately $10,000 per shipping container), more than double the pre-COVID level. This increase in logistics costs has further compressed our profit margins and has negatively impacted our overall cost structure.

Collectively, these inflationary pressures on both cost of goods sold and logistics have strained our profitability. Despite attempts to absorb these costs without passing them on to customers, the cumulative effect has led to a significant reduction in our net profit margin. As our operations move towards 2025, we will evaluate pricing strategies, cost management initiatives and potential efficiencies to mitigate these ongoing challenges. We may be unable to so mitigate these challenges.

Supply Chain Disruptions. Although there have been global supply chain disruptions during the past few years that may have affected the operations of some of our suppliers, these disruptions have not had a material adverse effect on our business as of December 31, 2023, but we will continue to monitor the effects of supply chain disruptions on our business in future periods.

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Results of Operations

Six Months Ended March 31, 2024 and 2023. The following table sets forth certain operational data for the six months ended March 31, 2024 and 2023.

Statement of Comprehensive Income Data:	Unaudited Six Months Ended March 31, 2024 $’000	Unaudited Six Months Ended March 31, 2023 $’000
Revenue	33	164
Cost of Sales	(35)	(104)
Gross Profit	(2)	60
Share based payments	(3)	–
Expenses paid in shares	(30)	–
Expenses paid in shares of subsidiary	(333)	–
Other administrative expenses	(90)	(277)
Exchange differences movement	(18)	(47)
Total administrative expenses	(474)	(324)
Loss from operations	(476)	(264)
Finance cost	–	–
Loss for the year	(476)	(264)
Exchange difference on translating foreign operations	(3)	(10)
Total comprehensive loss for the year	(479)	(274)

The first half of our company’s fiscal year 2024 was a pivotal period for us. At the end of fiscal 2023, we had 226 cases of Shinju remaining in inventory, all of which were sold between October 15 and December 18 of 2023. During this time, and afterwards, we engaged in discussions about a significant investment deal with regards to Shinju. Over the past six months, a substantial amount of our company’s time and energy was dedicated to finalizing an investment deal, redefining the strategy for Shinju, and preparing for future progress.

In March 2024, our Shinju Spirits subsidiary obtained a significant investment from Pronghorn, a spirits investment group backed by Diageo. Pronghorn’s investment was comprised of $750,000 in cash and $250,000 in business enhancement services, aimed at bolstering the growth and sales of Shinju Whisky in the United States. Following the investment transaction, Pronghorn will own 22.23% of Shinju Spirits, on a fully diluted basis, our company will own 60.50% of Shinju Spirits, with the remaining shares in Shinju Spirits being held by certain employees who were issued shares in lieu of cash for services rendered. (See “Related-Party Transactions”).

Pronghorn’s investment, coupled with their contracted expertise and guidance, is expected to significantly accelerate the growth of the Shinju Whisky brand. We aim to position Shinju Whisky as one of our key objectives: developing the brand to a point where it becomes an attractive buyout target. The Pronghorn investment has allowed us to restart production on the next round of inventory, which will include the new label for the US market.

Rogue Baron’s strategic vision has always been to develop distinct brands within specific categories of the spirits industry, and build and position them as attractive buyout targets. Success in the spirits industry relies on two key elements: adequate capitalization and forging the right partnerships. Historically, we have had either one or the other, but not both simultaneously. Our Pronghorn relationship, thus, marks a pivotal moment where we have secured both.

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Year Ended September 30, 2023, and Nine Month Period Ended September 30, 2022. The following table sets forth certain operational data for the years ended September 30, 2023 and 2022.

Statement of Comprehensive Income Data:	Year Ended September 30, 2023 $’000	Nine Months Ended September 30, 2022 $’000
Revenue	284	146
Cost of Sales	(186)	(103)
Gross Profit	98	43
Share based payments	(1)	(4)
Other administrative expenses	(616)	(728)
Expected credit loss on receivable on sale of subsidiaries	(75)	–
Exchange differences movement	(41)	85
Total administrative expenses	(713)	(647)
Loss from continuing operations	(635)	(604)
Finance cost	(2)	–
Loss for the year	(637)	(606)
Exchange difference on translating foreign operations	13	(65)
Total comprehensive loss for the year	(624)	(671)

Comparison of Year Ended December 31, 2023, and Nine-Month Period Ended September 30, 2022.

Revenues. For the year ended September 30, 2023 (“Fiscal 2023”) and the nine-month period ended September 30, 2022 (“Fiscal 2022”), we derived our revenues solely from sales of Shinju Japanese Whisky. Revenues from our operations were generated by geographical areas as follows:

	Year ended 30 September 2023 $’000	Nine Months Ended 30 September 2022 $’000
United Kingdom	28	7
Europe	–	15
Rest of World	256	124
	284	146

Cost of Sales. Cost of sales for Fiscal 2023 decreased to approximately 65% of revenues from approximately 70% of revenues for Fiscal 2022. The improvement in the cost of sales ratio is attributable to the increase in sales of Shinju Japanese Whisky of approximately 95% during Fiscal 2023.

Gross profit. Gross profit for Fiscal 2023 amounted to approximately $98,000 as compared to gross profit of approximately $43,000 for Fiscal 2022. We expect our gross profit margins to increase as total sales increase. In this regard, we intend to devote a significant of available capital to efforts that we believe will increase total sales, including securing additional distributors for our spirits products, particularly Shinju Japanese Whisky.

Operating Expenses. Our operating expenses consist of share-based payments, other administrative expenses, expected credit loss on receivable on sale of subsidiaries and exchange differences movement. With increased sales, we expect that our operating expenses will decrease due to certain economies of scale that we expect to achieve.

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Loss. For Fiscal 2023, we incurred a loss of approximately $624,000, compared to a loss of approximately $671,000 for Fiscal 2022. The decrease in loss is primarily attributable to our increase in revenue and the beneficial economies of scale that are attendant thereto.

Foreign Exchange Risk

Our reporting currency is the U.S. dollar and almost all of our consolidated revenues and consolidated costs and expenses occurred in the U.S.

Liquidity and Capital Resources

March 31, 2024. As of March 31, 2024, our company’s operating losses raise substantial doubt about our ability to continue as a going concern. In assessing the going concern, our management and Board of Directors has considered the following:

•	Management expects to see improved cash flows, including liquidity, including from this offering, from future fund-raising activities, and, as necessary, borrowings. Our principal uses of cash have been, and management expects will continue to be, for inventory and operating expenses, as well as for working capital, as available, for business expansion as they relate to our Shinju Japanese Whisky brand.

No assurance can be provided that any such additional financings will be available on acceptable terms or at all. If management is unable to execute our plan, there would likely be a material adverse effect on our company’s business.

The following table sets forth a summary of our cash flows for the periods indicated:

	Unaudited Period Ended March 31, 2024 $’000	Unaudited Period Ended March 31, 2023 $’000
Net cash outflow from operating activities	(92)	(6)
Net cash inflow from financing activities	855	–
Net change in cash and cash equivalents	763	(6)
Cash and cash equivalents at beginning of year/period	19	43
Exchange differences on cash and cash equivalents	(16)	(4)
Cash and cash equivalents at end of year/period	766	33

September 30, 2023. As of September 30, 2023, our company’s operating losses raise substantial doubt about our ability to continue as a going concern. In assessing the going concern, our management and Board of Directors has considered the following:

•	Management expects to see improved cash flows, including liquidity, including from this offering, from future fund-raising activities, and, as necessary, borrowings. Our principal uses of cash have been, and management expects will continue to be, for inventory and operating expenses, as well as for working capital, as available, for business expansion as they relate to our Shinju Japanese Whisky brand.

No assurance can be provided that any such additional financings will be available on acceptable terms or at all. If management is unable to execute our plan, there would likely be a material adverse effect on our company’s business.

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The following table sets forth a summary of our cash flows for the periods indicated:

	Year Ended September 30, 2023 $’000	Year Ended September 30, 2022 $’000
Net cash outflow from operating activities from continuing operations	(94)	(177)
Net cash inflow from financing activities	57	39
Net change in cash and cash equivalents	(37)	(138)
Cash and cash equivalents at beginning of year/period	43	246
Exchange differences on cash and cash equivalents	13	(65)
Cash and cash equivalents at end of year/period	19	43

Capital Expenditures

We made no capital expenditures during the six months ended March 31, 2024, nor during the year ended September 30, 2023. Without obtaining additional capital, including in this offering, we will not be able to make any capital expenditures.

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BUSINESS

History

Background. Our company was incorporated with limited liability under the laws of England and Wales on December 13, 2018, with the name Huon Valley Ltd. On February 8, 2019, our corporate name changed to Rogue Baron Ltd. We subsequently re-registered in England and Wales as a public limited company on February 10, 2021, under the Companies Act 2006 with the name Rogue Baron, Plc with registered number 11726624.

Acquisition. In July 2020, we acquired Human Brands International, Inc. (“Human Brands”) and adopted its business plan as that of our company, pursuant to a share purchase agreement. Human Brands was the owner of multiple spirits brands, including Shinju Japanese Whisky.

Listing. As Shinju rapidly gained market traction in the United States, our company, with limited manpower and resources, concentrated fully on maintaining the brand’s momentum and growth trajectory. To raise additional funding for Shinju and our day-to-day operations, we listed our Ordinary Shares on the Aquis Stock Exchange in March 2021. In June 2021, the company achieved a dual-listing on the OTC Market in the United States.

Current Status. With operations in England, other EU countries and the United States, we are a diversified holding company in the premium spirits industry. Our core strategy is built around creating a portfolio of brands in key, emerging categories. This strategy leverages high-opportunity categories and takes advantage of economies of scale, account relationships, distributor relationships, shared marketing and sales efforts.

We currently own several distinctive brands in rapidly growing spirits categories:

Shinju: a Japanese Whisky, positioned in one of the fastest-growing spirits categories with minimal competition.

Copa Imperial: A premium, high-end Tequila aimed at capitalizing on the superior growth of Tequila as well as Global Drinks Intel's projection that super premium Tequila will account for 55% of Tequila's global value by 2026.

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Eight Vodka: A high-end Vodka acquired recently, fitting into the latest surge in popularity for premium Vodka. While many lower-end Vodkas have seen a slowdown, premium Vodka is seeing a revival, with IWSR projecting a 3% CAGR through 2027. We plan to potentially launch Eight Vodka in China, leveraging the brand's name and the cultural significance of the number 8 in Chinese culture.

Mazeray Brands: Mazeray (Champagne), Cote’ Or (Sparkling Wine) and Comte de Mazeray (Cognac). All Mazeray brands are super-premium products, featuring gold flakes and produced at a boutique chateau in France. Rogue believes these brands can capitalize on the growth of super-premium champagne and cognac.

Competitive Strengths and Weaknesses

We are committed to offering our customers high quality, affordable priced spirits products. We believe we have several competitive strengths that will enable us to maintain and increase our market position in the spirits industry.

Our competitive strengths include:

•	We have strong products brands in multiple spirits categories;
•	We have product distributors in place around the world, including in the United States;
•	We have a skilled and active sales team in place; and
•	Our executives and directors have extensive combined experience in the spirits industry.

Our competitive weaknesses include:

•	We lack adequate capital with which to market and distribute our products;
•	Many of the brands against which we compete are owned by multi-national conglomerates with greater resources, both financial and otherwise; and
•	We have limited staff.

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Our Strategy and Growth

We intend to use the initial success of our Shinju Japanese Whisky brand as the foundation for introducing additional brands in currently popular segments, including tequila and vodka. Because we already have distributors in place around the world, including in the United States, and established on-premise and off-premise accounts, we intend to leverage these relationships as we introduce new brands to the markets. In addition, we believe we will be able to utilize multiple distillery relationships to expand our portfolio of brands and to take advantage of economies of scale that flow from shared resources.

Initially, Rogue planned to launch all its brands simultaneously. However, due to the rapid growth trajectory of Shinju, it was imperative the Company focus all its resources on the Brand. For the past four years, Rogue has dedicated its efforts to building Shinju. The Company shifted its strategy from launching a full brand portfolio to creating a successful pathway with Shinju that the other brands can eventually follow. Shinju's growth has opened doors, established distribution channels, and secured accounts that the Company's other brands can now benefit from.

Shinju was launched in 2019 in a single market, Washington DC. Within two years, it expanded to eighteen states and tripled its case sales. The brand is now featured in some of the most influential accounts in the US, including Costco, Total Wine & More, and BevMax. Shinju is also prominently displayed in the back bars of major restaurant groups and hotel chains like Hilton and Marriott. Additionally, the brand is available online across 35 states through ReserveBar.

During this period, Shinju also began selling internationally. It is now available in the U.K., Austria, Switzerland, and Germany, with potential distributors lined up in China, India, France, Spain, Italy, Greece, South Africa, and Mexico.

In 2023, Rogue Baron signed a national distribution deal with Republic National Distributing, the second-largest distributor in the U.S., to further expand Shinju's reach.

March 2024 marked a significant milestone for Shinju, with the announcement of a substantial investment from Pronghorn, a spirits investment group backed by Diageo. Pronghorn has committed to injecting USD1,000,000 into Shinju. The investment comprises USD750,000 in cash and USD250,000 in business enhancement services, aimed at bolstering the growth and sales of Shinju.

This investment, coupled with their expertise and guidance, is expected to significantly accelerate the Brand's growth. It aims to position Shinju as one of Rogue's key objectives: developing the Brand to a point where it becomes an attractive buyout target.

This infusion of capital and partnership instills unprecedented confidence in the Company's future prospects. It not only provides Shinju with the necessary financial resources to achieve its forthcoming objectives, but also pairs the Brand with a partner possessing a deep understanding of the industry and capable of providing substantial market support.

Rogue Baron's strategic vision has always been to develop distinct brands within specific categories of the spirits industry, and build and position them as attractive buyout targets. Success in the spirits industry relies on two key elements: adequate capitalization and forging the right partnerships. Historically, the Company has had either one or the other, but not both simultaneously. The recent investment from Pronghorn marks a pivotal moment where Rogue Baron and its Shinju brand have secured both. Now with the ability to launch multiple brands, following Shinju and working off each other, their growth should collectively accelerate, enhancing the potential of each brand, and possibly the entire portfolio, as a buyout target.

Leveraging this support, Rogue Baron is committed to continuing the expansion of Shinju. Concurrently, the Company is now poised to launch its other brands and strategically explore new opportunities within the Spirits Industry-areas of opportunity that can provide considerable upside, limited risk, and the potential for significant revenue generation.

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Shinju is leading the way for Rogue Baron's portfolio, establishing a strategic advantage for the Company. With Shinju setting the precedent, Rogue Baron is now raising funds to launch its other brands and capitalize on the momentum created by Shinju.

The past four years have been primarily dedicated to Shinju's growth and market expansion, utilizing a significant portion of the Company's capital and managerial resources. With the strategic capital partnership now secured for Shinju, by raising additional funds Rogue Baron will be well-positioned to diversify its focus towards additional opportunities, further facilitating the Company's growth and expansion.

Brands

Shinju Whisky. In Q1 2019, the Group officially launched Shinju, its Japanese Whisky. Based on early sales, the Company believes Shinju has significant potential. The product is distilled using water from Mt Fuji and is sold to consumers at a competitive price point (between US$41.99 and US$49.99). Shinju's price point is a key differentiator from other Japanese whiskies and has exposed the Group to a whole new category of consumer who may never have tried Japanese Whisky previously due to its usually high price. The Directors also consider Shinju to be attractive to on-premises accounts, as its reasonable price point enables them to be able to carry a Japanese Whisky to use as a ‘mixer' for cocktails. In turn, having a wider variety of cocktails on on-premises menus can attract a wider range of clientele. The Directors believe that this has created great momentum for Shinju.

The surprising popularity of Japanese Whisky has left producers struggling to meet demand. Since 2013, Japanese Whisky in the U.S. has grown by 577 % in dollar sales and by 508 % in volume. Suntory and Nikka Whisky together control circa 80% of the Japanese Whisky market, leaving other large beverage companies looking for a break-out Japanese Whisky brand to purchase. Rogue Baron seeks to exploit this gap in the market with Shinju.

Case sales of Shinju are growing, which the Directors hope will allow the Company to take market share in the Japanese Whisky category. Despite this brand only being available in a few select markets, approximately 1,000 cases of Shinju were sold in 2019. At the start of 2020, prior to the widespread effects of Covid-19 being felt, approximately 360 cases of Shinju were sold in January and February alone.

The brand is now sold in multiple markets in the United States, including some of the biggest – New York, Washington D.C., Florida, and California. Recently, one of the largest spirits retailers in the U.S., Total Wine and More, just placed Shinju into its locations in California.

Given the shortage of Japanese Whisky following the discontinuation of many labels such as Hibiki 12, Hibiki 17, Hakushu 12, Nikka 12 and Taketsuru Pure Malt 17, 21 and 25, the Directors believe that there is an opportunity in this space in the future if the Company can obtain funding, firstly to invest in its marketing strategy but also to increase its product offering with the potential addition of other aged versions of Japanese Whisky.

The global Japanese Whisky market is projected to grow at a compound annual growth rate of 9.4% over the next five years, which the Directors believe presents a good opportunity for its Shinju Whisky.

Copa Imperial. Using funding from the Placing, the Company plans to launch its signature tequila brand, Copa Imperial (" Copa"). Copa is an extra anejo tequila that has been aged in multiple lots across many years. The Directors believe that the time and expense that has been invested in developing Copa has contributed to it having a taste and quality that is superior to many other tequila's available on the market.

Rogue Baron has over 12,000 litres of Copa tequila currently in storage. In order for tequila to be "extra anejo", it is required to be aged for a minimum of 3 years. The extra anejo Copa tequila will be a premium product as it has been aged for much longer than this, which will be key to its marketing. The Company does not intend for the extra anejo to be widely distributed instead, Copa will be targeted at a select few. Upon launching the Copa brand, the Company intends to only make a limited number of bottles, in special lots, available in 2025. This launch is dependent upon our ability to secure adequate funding, including in this offering, of which there is no assurance. Depending on the specialty of the lot, the Company intends to sell bottles at prices of US$500 and above. The Company intends for the special lots to be packaged and distributed in distinctive bottles, in order to highlight the tequila's quality, and sold direct to individual consumers or to high-end restaurants, bars, and hotels. For comparison, Clase Azul's aged tequila, one which the Directors believe to be similar in quality to Copa extra anejo, is currently being sold for approximately US$3,200 per bottle, demonstrating that consumers are willing to pay higher prices for alcohol of high quality.

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The Group's strategy is to create publicity around what it believes is a very high-quality tequila. It is hoped this publicity will also increase awareness and sales of the Group's other expressions of aged tequila, thereby providing an improved platform from which to launch its Copa Imperial blanco, reposado and anejo tequilas, which are intended to be lower-priced and mass marketed. Our strategy is to launch its blanco, reposado, and añejo extensions in the spring of 2026, following a model similar to the successful approach used by Clase Azul. This strategy involves initially introducing a super-premium, high-priced product to generate buzz and establish strong brand awareness. Once the brand is well-recognized, the Company plans to roll out lower-priced extensions, making the brand accessible to a broader segment of consumers who may not have been able to afford the super-premium offering but are now familiar with and eager to purchase the more affordable options. These plans are dependent upon our ability to secure adequate funding, including in this offering, of which there is no assurance.

Tequila is one of the fastest growing spirits in the world, yet still only makes up 3% of sales in the world liquor market. Americans consume on average 185,000 margaritas every hour, according to the South Florida Reporter, and, globally, tequila is forecasted to grow at a compound annual growth rate of 4.1% from 2019 to 2024. Rogue Baron believes the growth in the tequila market will continue in the long-term and hopes to capitalize on that growth with its Copa Imperial tequila.

Mazeray Champagne, Cote' Or Sparkling Wine and Comte de Mazeray Cognac. The Company also owns three brands that each have French ties; Mazeray Champagne, Cote' Or Sparkling Wine, and Comte de Mazeray Cognac.

Both Mazeray Champagne and Cote' Or are intended to be made with 24kt gold flakes, in order to give them a degree of distinctiveness and a high-end differentiation. The champagne and sparkling wine categories continue to rise in popularity in the alcoholic beverage industry, with 15 consecutive years of growth, which fits the Company's business model of targeting high-growth and high-potential sub-markets of the alcohol industry. Champagne and sparkling wine are among the fastest-growing categories in the spirits sector, which have grown by 56% over the last decade. The Company is aiming to fully launch Mazeray and Cote' Or towards the second half of 2025 with a marketing focus on various public holidays, when alcoholic beverage sales should be at their highest. This launch is dependent upon our ability to secure adequate funding, including in this offering, of which there is no assurance.

Comte de Mazeray is a premium, 30-year-old, cognac. After a number of years during which cognac's popularity was down, it is now making a big comeback because of the growth in the premium alcohol sector, with 87.4 million bottles of cognac being sold into the U.S. in 2018. Asia, including specifically China, is predicted to be the fastest growing territory for Cognac sales and is predicted to grow by a regional Compound Annual Growth Rate (CAGR) of 4% to 2027. The Company will look to exploit this growth using its presence in Hong Kong, through its minority interest in Milestone Beverages HK Ltd.

Eight Vodka. Eight Vodka is a high-end vodka brand acquired recently, fitting into the latest surge in popularity for premium vodka. While many lower-end vodkas have seen a slowdown in sales, premium vodka is seeing a revival, with IWSR projecting a 3% CAGR through 2027. The Company plans to potentially launch Eight Vodka in China, leveraging the brand's name and the cultural significance of the number 8 in Chinese culture.

Seasonality

The spirits industry is subject to significant seasonality, with sales typically peaking during certain times of the year. It is a reality that our company must plan for and to take advantage of. The most notable period of increased sales is the fourth calendar quarter, particularly around the holiday season, when consumer demand for premium spirits surges due to gift-giving, celebrations and social gatherings. This time of year often accounts for a disproportionate share of annual sales, making it crucial for us to strategically plan our inventory and marketing efforts.

Additionally, the summer months also see an uptick in sales, which is driven by warm-weather events and outdoor gatherings, particularly for categories like tequila and vodka that are popular in cocktails. Conversely, the early months, January and February, often experience a slowdown in sales as consumer spending decreases post-holidays. Understanding and anticipating these seasonal fluctuations is vital for our company to manage production, inventory and marketing strategies effectively within the industry.

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Raw Materials

The raw materials that go into creating different types of spirits can vary depending on the spirit, but items like bottles, caps, and labels are consistent in the make-up of the products.

For our Shinju Japanese Whisky, we have sourced bottles and labels from multiple countries including France, China and Mexico. The caps are produced in Japan. The whisky is produced in Japan, with the main water source, the key ingredient in the brand, originating from Mt. Fuji. Our goal, and future intention, is to source all the raw whisky-related materials from Japan. We believe this will be important from quality and logistical standpoints.

For our Tequila, all of the raw materials come from within Mexico. Some of this circumstance has to do with the rules and regulations that govern the production of tequila, as well as price and logistical advantages. The agave used to produce the tequila comes from within the designated jurisdictions of Mexico. Agave prices can be volatile and fluctuate significantly with supply and demand forces.

For Champagne and sparkling wine, all raw materials are sourced exclusively from within France. The cost of grapes, a critical component, can be highly volatile due to weather conditions, which significantly influence the success of the harvest.

The consistent components of our products—bottles, caps, and labels—experience price fluctuations, but these are generally less susceptible to market volatility. While inflationary pressures have led to some price increases, these changes have followed a steady upward trend rather than exhibiting significant volatility.

Intellectual Property

As we aim to create unique and distinctive products within the alcoholic beverage industry, our company recognizes the need to protect its Intellectual Property to maintain its advantage in what is undoubtedly a very competitive market. The Group's Intellectual Property portfolio comprises a number of trademarks which are registered in various jurisdictions worldwide in the names of the Company's subsidiaries, including in the Group's main areas of trade. The Directors regard the Company's intellectual property portfolio as comprehensive, considering the key markets where it intends to operate. Our intellectual property is listed in the table below.

sti signature spirits group, llc
Country	Title	Application No.	Application Date	Registration No.	Registration Date	Case Status	Local Classes	Owner(s)
Canada	Copa Imperial	2005429	Jan 9, 2020			Application filed	33	STI Signature Spirits Group, LLC
China	Copa Imperial	38124251	May 13, 2019	38124251	Feb 2, 2020	Registered	33	STI Signature Spirits Group, LLC
Hong Kong	Copa Imperial	304903515	April 25, 2019	304903515	Oct 25, 2019	Registered	33	STI Signature Spirits Group, LLC
Singapore	Copa Imperial	40201909176T	April 26, 2019	40201909176T	April 26, 2019	Registered	33	STI Signature Spirits Group, LLC
USA	Comte de Mazeray	87204505	Oct 15, 2016	5209078	Mar 7, 2017	Registered	33	STI Signature Spirits Group, LLC and Mazeray Corporation
USA	Côté Or	87204510	Oct 15, 2016	5259523	May 23, 2017	Registered	33	STI Signature Spirits Group, LLC and Mazeray Corporation
USA	Copa Imperial	85757405	Oct 18, 2012	4902175	Feb 4, 2014	Registered	33	STI Signature Spirits Group, LLC

shinju spirits, inc.
Country	Title	Application No.	Application Date	Registration No.	Registration Date	Case Status	Local Classes	Owner
Canada	Shinju	2005426	Jan 1, 2020			Application filed	33	Shinju Spirits, Inc.
China	Shinju	38124252	May 13, 2019	38124252	Mar 28, 2020	Registered	33	Shinju Spirits, Inc.
European Union	Shinju	018053313	April 17, 2019	018053313	Sept 3, 2019	Registered	33	Shinju Spirits, Inc.
Hong Kong	Shinju	304903524	April 25, 2019	304903524	April 25, 2019	Registered	33	Shinju Spirits, Inc.
Singapore	Shinju	40201909177X	April 26, 2019	40201909177X	April 26, 2019	Registered	33	Shinju Spirits, Inc.

shinju whisky, llc
Country	Title	Application No.	Application Date	Registration No.	Registration Date	Case Status	Local Classes	Owner
USA	Shinju	87324684	Feb 4, 2017	5342588	Nov 21, 2017	Registered	33	Shinju Whiskey, LLC

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Competition

The alcoholic beverage distribution industry worldwide, and particularly in the United States, is intensely competitive and highly fragmented. The principal competitive factors in our industry include product range, pricing, distribution capabilities and responsiveness to consumer preferences, with varying emphasis on these factors depending on the market and the product. With respect to individual customers, we face significant competition from various regional distributors and brick and mortar stores, who compete principally on price.

As a spirits producer, we face competition from local and international producers. Other market participants have sought to increase their sales and distribution capabilities by, for example, introducing new products to compete with our products. Our revenue and market share could suffer, if these new competing products perform well, or if competing products are offered at prices that are lower than the prices of our products.

Many of our competitors possess greater resources, financial and otherwise, than does our company. There is no assurance that we will be able to compete successfully in our industry to a level that would permit our company to earn a profit. (See “Risk Factors—Risks Related to Our Company”).

Employees

As of the date of this prospectus, our operations are managed by our Directors. Additional employees are expected to be hired as our operational levels increase. However, we are unable to make any prediction, in this regard.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of our company’s current directors and executive officers.

Name	Age	Position(s)
Ryan Dolder	47	Chief Executive Officer and Director
Hamish Harris	54	Chief Financial Officer and Chairman of the Board of Directors
Charlie Wood	49	Director
Tomoya Daimon	38	Director

Our Directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There are no family relationships between or among our directors and executive officers.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Ryan Dolder. Mr. Dolder co-founded Human Brands in 2014. Mr. Dolder had previously worked for Randy Gerber’s Midnight Oil Group and helped to open the Whisky Sky bar in Chicago. Mr. Dolder later worked for the Bortz Entertainment Group where he ran two bar/nightclubs in Chicago. Since October 2020, Mr. Dolder has served as a director and Chief Financial Officer of Rogue One, Inc., a a consumer products company focused on the alcoholic beverage sector. In 2008 Mr. Dolder took a break from the beverage industry and worked for Citigroup in the Eurodollar options pit at the Chicago Mercantile Exchange. Mr. Dolder’s subsequently returned to the beverage industry to develop new beverage brands with his business partners in Asia. This partnership resulted in the formation of the Human Brands enterprise.

Hamish Harris. Mr. Harris holds a Bachelor of Commerce and has held positions within market risk management at a number of financial institutions including Nomura Group, Deutsche Bank AG and BZW plc in Singapore, Hong Kong and London. Since 2012, Mr. Harris has been involved with a number of companies listed in London and Australia primarily, but not exclusively, in the area of natural resources. Currently, Mr. Harris is a director of Gunsynd Plc and Marlin Atlantic Finance Ltd.

Charlie Wood. Mr. Wood is a corporate finance professional with a deep understanding of the capital markets and financing strategies for both private and public companies. His experience spans the UK and Australian jurisdictions, having managed projects through networks located in Europe, Africa and Australasia. Since 2017, Mr. Wood has been a partner of Orana Corporate LLP, a boutique corporate services business based in London. Since 2020, Mr. Wood has served as a Director for Hyperion Resources Ltd., an African focused explorer who owns 100% of the Yansse gold exploration licence in Burkina Fasso. Since May 2021, he has served as a corporate advisor and major shareholder of Helium Ventures plc, which was founded as an Aquis Stock Exchange-listed SPAC with a focus on the helium exploration and production sectors. Mr. Wood was a Founding Director of East Star Resources Plc, which was founded as a SPAC listed on the London Stock Exchange as a Kazakhstan-focused gold and copper explorer. From July 2017 through October 2019, Mr. Wood served Attis Oil & Gas Ltd (AIM traded – London Stock Exchange until October 2019) as Chairman and CEO. From 2012 through 2017, Mr. Wood served as Managing Director for Ainslie Capital Ltd., a corporate finance consultancy to pre-IPO junior AIM and ASX sector. Mr. Wood earned a Bachelor of Commerce (Finance/Management) from the University of Tasmania (Finance/Management), holds a Graduate Diploma in Corporate Finance from the Securities Institute of Australia and holds the AFIN professional certification of the Financial Services Institute of Australasia.

Tomoya Daimon. Mr. Daimon has been involved in the Japan wine and spirits industry during the last decade. During that time, he has worked across sales, logistics, and buying at some of the largest beverage companies in Japan. Mr. Daimon has a deep knowledge of whisky in particular and has forged relationships with various distilleries across the country. Mr. Daimon has also led a logistics division which managed and shipped product across all Asia countries. Currently, Mr. Daimon is a director of Biggate, Inc., a Japan-based company.

Company Secretary

Heytesbury Corporate LLP is the appointed company secretary of our company, being suitably qualified pursuant to Section 273 of the Companies Act 2006.

Corporate Governance

Our Directors are committed to maintaining high standards of corporate governance, and propose, so far as is practicable given our company’s size and nature. The Board of Directors has established an Audit Committee, a Remuneration Committee and an Aquis Stock Exchange (AQSE) Growth Market Rules Compliance Committee.

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Audit Committee

The Board has established an Audit and Risk Committee with formally delegated duties and responsibilities. The Audit and Risk Committee is chaired by Hamish Harris and its other member is Ryan Dolder. The Audit and Risk Committee will meet at least twice a year and will be responsible for ensuring the financial performance of our company is properly reported on and monitored, including reviews of the annual and interim accounts, results announcements, internal control systems and procedures and accounting policies, as well as keeping under review the categorization, monitoring and overall effectiveness of our company’s risk assessment and internal control processes.

Remuneration Committee

The Remuneration Committee is chaired by Ryan Dolder and its other member is Hamish Harris. It is expected to meet not less than two times a year. The Remuneration Committee has responsibility for determining, within agreed terms of reference, our company’s policy on the remuneration of senior executives and specific remuneration packages for executive directors and the Chairman, including pension rights and compensation payments. It is also responsible for making recommendations for grants of options and other equity incentives pursuant to the option plans or any other equity incentive scheme in operation from time to time. The remuneration of non-executive directors is a matter for the Board. No director may be involved in any discussions as to their own remuneration.

AQSE Growth Market Rules Compliance Committee

The Board has agreed that the Aquis Rules Compliance Committee will be comprised of the Board as whole and will be responsible for ensuring that the Company has sufficient procedures, resources and controls to enable it to comply with the AQSE Growth Market Rules and will meet not less than twice a year.

Nominations Committee

The Board has agreed that appointments to the Board will be made by the Board as a whole and so has not created a Nominations Committee.

Conflicts of Interest

Our executive officers and directors may allocate their time to other businesses, leading to potential conflicts of interest in their determination as to how much time to devote to the affairs of our company, which could have a negative impact on our overall financial performance. There is no assurance that such persons would resolve any such conflicts in favor of our company.

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EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth the annual compensation of each of the highest paid persons who were executive officers or directors during the fiscal years ended September 30, 2023 and 2022.

Name and Principal Position	Fiscal Year Ended 9/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($) (5)	Total ($)
Ryan Dolder	2023	48,395	–	–	–	–	–	–	48,395
Chief Executive Officer	2022	37,750	–	–	–	–	–	–	37,750
Hamish Harris	2023	21,778	–	–	–	–	–	–	21,778
Chairman of the Board	2022	33,975	–	–	–	–	–	–	33,975

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this prospectus, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ryan Dolder	333,333	–	–	0.04	2/2029	–	n/a	–	–
Hamish Harris	833,333	–	–	0.04	2/2029	–	n/a	–	–
Charlie Wood	66,667	–	–	0.04	2/2029	–	n/a	–	–
Tomoya Daimon	66,667	–	–	0.04	2/2029	–	n/a	–	–

There are arrangements in which we provide pension, retirement or similar benefits for U.K.-based directors and/or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not currently have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors. We have announced plans to introduce an Employee Benefit Trust Scheme, the purpose of which will be to incentivize our officers, employees and consultants by the award of Ordinary Shares at no material cost to the recipient.

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Employment Agreement

Ryan Dolder. On June 30, 2020, we entered into a services agreement (the “Dolder Agreement”) with our Chief Executive Officer, Ryan Dolder, pursuant to which he serves as our Chief Executive Officer. The Dolder Agreement is for an indefinite term, unless terminated by either Mr. Dolder or our company on six-months’ notice. Upon execution of the Dolder Agreement, we issued Mr. Dolder Ordinary Shares as a signing bonus.

Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

Hamish Harris. On September 1, 2020, we entered into an executive service agreement (the “Harris Agreement”) with one of our Directors, Hamish Harris. The Harris Agreement was for an initial term of one year and is not of an indefinite term, unless terminated by either Mr. Harris or our company on six-months’ notice. Mr. Harris is paid an annual salary of $60,000.

Charlie Wood. On November 9, 2020, we entered into a non-executive director agreement (the “Wood Agreement”) with one of our Directors, Charlie Wood. The Wood Agreement’s term is for so long as Mr. Wood shall serve as a Director, unless terminated by our company or Mr. Wood on three-months’ notice. Mr. Wood is paid an annual salary of $60,000, plus an annual pension payment of $_____.

Tomoya Daimon. On September 25, 2020, we entered into a non-executive director agreement (the “Daimon Agreement”) with one of our Directors, Tomoya Daimon. The Daimon Agreement’s term is for so long as Mr. Daimon shall serve as a Director, unless terminated by our company or Mr. Daimon on three-months’ notice. Mr. Daimon is paid an annual salary of $36,000.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;

•	Each of our directors and executive officers; and

•	All directors and executive officers as a group.

The percentage of Ordinary Shares beneficially owned are based on 23,831,044 Ordinary Shares issued and outstanding as of the date of this prospectus. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. As of the date of this prospectus, we have approximately 142 shareholders of record of our Ordinary Shares.

	Ordinary Share Ownership Before This Offering		Ordinary Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)
Directors and Executive Officers
Ryan Dolder	1,558,947	6.54%	1,558,947	2.90%
Hamish Harris	166	*	166	*
Charlie Wood	1,000	*	1,000	*
Tomoya Daimon	0	0%	0	0%
All officers and directors, as a group (4 persons)	1,560,133	6.54%	1,560,113	2.90%

5% Owner
Gunsynd Plc	3,590,594	15.07%	3,590,594	6.67%

*	Less than 1%.
(1)	Based on 23,831,044 Ordinary Shares outstanding, before this offering.
(2)	Based on 53,831,044 Ordinary Shares outstanding, assuming the sale of all of the Offered Ordinary Shares, after this offering.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Human Brands International

Effective June 30, 2020, we acquired all of the outstanding capital stock of Human Brands International, Inc., a Nevada corporation (Human Brands), pursuant to the share purchase agreement (the “Human Brands Agreement”). Pursuant to the Human Brands Agreement, we issued a total of 6,051,250 Ordinary Shares to the shareholders of Human Brands, 80% of which shares having been issued to Ryan Dolder, our company’s Chief Executive Officer.

Employment Agreement

Ryan Dolder. On June 30, 2020, we entered into a services agreement (the “Dolder Agreement”) with our Chief Executive Officer, Ryan Dolder, pursuant to which he serves as our Chief Executive Officer. The Dolder Agreement is for an indefinite term, unless terminated by either Mr. Dolder or our company on six-months’ notice. Upon execution of the Dolder Agreement, we issued Mr. Dolder Ordinary Shares as a signing bonus.

Director Agreements

Hamish Harris. On September 1, 2020, we entered into an executive service agreement (the “Harris Agreement”) with one of our Directors, Hamish Harris. The Harris Agreement was for an initial term of one year and is not of an indefinite term, unless terminated by either Mr. Harris or our company on six-months’ notice. Mr. Harris is paid an annual salary of $60,000.

Charlie Wood. On November 9, 2020, we entered into a non-executive director agreement (the “Wood Agreement”) with one of our Directors, Charlie Wood. The Wood Agreement’s term is for so long as Mr. Wood shall serve as a Director, unless terminated by our company or Mr. Wood on three-months’ notice. Mr. Wood is paid an annual salary of $60,000.

Tomoya Daimon. On September 25, 2020, we entered into a non-executive director agreement (the “Daimon Agreement”) with one of our Directors, Tomoya Daimon. The Daimon Agreement’s term is for so long as Mr. Daimon shall serve as a Director, unless terminated by our company or Mr. Daimon on three-months’ notice. Mr. Daimon is paid an annual salary of $36,000.

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SECURITIES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of ordinary shares; or

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following describes our issued share capital, summarizes the material provisions of the Articles and highlights certain differences in corporate law in England and Wales and Delaware. Note: this summary is not intended to be exhaustive and does not purport to be complete and is qualified in its entirety by reference to the Articles to be in effect upon completion of this offering and applicable English law. For further information, please refer to the full version of the Articles, which are included as an exhibit to the registration statement of which this prospectus is a part.

Introduction

Our company was incorporated with limited liability under the laws of England and Wales on December 13, 2018, with the name Huon Valley Ltd. On February 8, 2019, our corporate name changed to Rogue Baron Ltd. We subsequently re-registered in England and Wales as a public limited company on February 10, 2021, under the Companies Act 2006 with the name Rogue Baron, Plc with registered number 11726624.

Share Capital

As of the date of this prospectus, our company’s issued share capital consisted of a single class of Ordinary Shares and 23,831,044 Ordinary Shares, $.006 par value per share, were outstanding as of such date.

In accordance with the Companies Act, there is no limit on our authorized share capital. We do not have any shares that do not represent capital. No Ordinary Shares are held by, or on behalf of, our company or by any of our subsidiaries.

Ordinary Shares

In accordance with the Articles to be in effect upon the completion of this offering, the following summarizes the rights of holders of our ordinary shares:

•	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

•	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings, provided that the Company may determine that only those persons entered into the register of members at the close of business on a day decided by the Company (being no more than 21 clear days before the day that notice of the meeting is sent) shall be entitled to receive such notice; and

•	the holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared in accordance with the Articles.

Register of Members

We are required by the Companies Act to keep a register of our shareholders. Under English law, the ordinary shares are deemed to be issued when the name of the shareholder is entered in the register of members. The register of members therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The register of members generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares.

Holders of the ADSs will not be treated as our shareholders and their names will therefore not be entered in our register of members. The depositary, the custodian or their nominees will be the holder of the ordinary shares underlying the ADSs. Pursuant to the terms of the deposit agreement, holders of the ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on the ADSs and ADS holder rights, see “Description of American Depositary Shares” below.

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Under the Companies Act, we must enter an allotment of shares in our statutory books as soon as practicable and in any event within two months of the allotment. We are required by the Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders or any other affected person may apply to the court for rectification of the register of members if:

•	the name of any person, without sufficient cause, is wrongly entered in or omitted from our register of members; or

•	there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a member.

Preemptive Rights

English law generally provides shareholders with statutory preemptive rights when new shares are issued for cash; however, it is possible for a company’s articles of association, or shareholders at a general meeting representing at least 75% of our ordinary shares present (in person or by proxy) and voting at that general meeting, to disapply these preemptive rights. Such a disapplication of preemptive rights may be for a maximum period of up to five years from the date of adoption of the Articles, if the disapplication is contained in the Articles, or from the date of the shareholder resolution, if the disapplication is by shareholder resolution. In either case, this disapplication would need to be renewed by the Company’s shareholders upon its expiration (i.e., at least every five years).

Articles of Association

The Articles contain, among other things, provisions to the following effect:

Objects. The Articles contain no specific restrictions on our purpose and therefore, by virtue of section 31(1) of the Companies Act, our purpose is unrestricted.

Voting Rights. Subject to any rights or restrictions attached to any shares from time to time, the general voting rights attaching to shares are as follows:

•	any resolution put to the vote at a general meeting must be decided exclusively on a poll; on a poll, every shareholder who is present in person or by proxy or corporate representative shall have one vote for each share of which they are the holder. A shareholder entitled to more than one vote on a poll need not, if they vote, use all their votes or cast all the votes in the same way; and

•	if two or more persons are joint holders of a share, then in voting on any question the vote of the senior shareholder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names of the holders stand in the register of members.

Dividends. We may, subject to the provisions of the Companies Act and the Articles, by ordinary resolution of the shareholders of the Company declare final dividends out of profits available for distribution in accordance with the respective rights of shareholders, but no such dividend shall exceed the amount recommended by the Board of Directors.

Dividends may be declared or paid in any currency and the Board of Directors may decide the rate of exchange for any currency conversions that may be required, and how any costs involved are to be met.

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The Board of Directors may, by ordinary resolution of the shareholders of the Company, direct that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, including in particular of paid-up shares or debentures of any other company.

Change of Control. There is no specific provision in the Articles that would have the effect of delaying, deferring or preventing a change of control.

Lien and Forfeiture. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The Company may sell, in such manner as the Board of Directors determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within the due date for payment. Subject to the terms of the allotment, the Board of Directors may from time to time make calls on the members in respect of any moneys unpaid on their shares.

Each member shall (subject to receiving at least 14 clear days’ notice) pay to the Company the amount called on his or her shares. If a call or any installment of a call remains unpaid in whole or in part after it has become due and payable, the Board of Directors may give the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

General Meetings. In accordance with the Companies Act, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the Board of Directors sees fit, subject to the requirements of the Companies Act.

Indemnity. So far as permitted by applicable law, every director or other officer of our group shall be indemnified against all costs, charges, expenses, losses and liabilities sustained or incurred by them in connection with that director’s or officer’s duties or powers in relation to the Company or other members of our group. See also “Indemnification of Directors and Officers” in Part II below.

Other Relevant English Law Considerations

U.K. City Code. We are subject to the provision of the U.K. City Code. The City Code, which is issued and administered by the Panel on Takeovers and Mergers (the “Panel”), applies to all takeover and merger transactions, however effected, where the offeree company is, inter alia, a company resident in the UK, the Channel Islands or the Isle of Man, the securities of which are admitted to trading on a regulated market or a multilateral trading facility (such as the Aquis Stock Exchange Growth Market) in the United Kingdom or on any stock exchange in the Channel Islands or the Isle of Man.

Ordinarily, under Rule 9 of the City Code (Rule 9), where (i) any person acquires an interest in shares which, when taken together with shares in which persons acting in concert with them are interested, carry 30 per cent or more of the voting rights of a company subject to the City Code or (ii) any person who, together with persons acting in concert with them, is interested in shares which in aggregate carry not less than 30 per cent, but not more than 50 % of the voting rights of a company and such person, or persons acting in concert with them, acquires an interest in any other shares which increases the percentage of shares carrying voting rights in which they are interested, that person is normally obliged to make a general offer to all shareholders to purchase, in cash, that company’s shares at the highest price paid by them, or any person acting in concert with them, within the preceding 12 months.

Under the City Code, a concert party arises when persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them of shares in a company, to obtain or consolidate control of that company. Under the City Code, control means a holding, or aggregate holding, of shares carrying 30 per cent or more of the voting rights of a company, irrespective of whether the holding or holdings gives de facto control.

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Squeeze-out Provisions. Under sections 979 to 982 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired, or unconditionally contracted to acquire, not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror could then compulsorily acquire the remaining 10%. It would do so by sending a notice to outstanding shareholders telling them that it will compulsorily acquire their shares, provided that no such notice may be served after the end of: (a) the period of three months beginning with the day after the last day on which the offer can be accepted; or (b) if earlier, and the offer is not one to which section 943(1) of the Companies Act applies (being an offer subject to the Takeover Code), the period of six months beginning with the date of the offer.

The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, at which time the offeror must send a copy of the notice to the Company together with an instrument of transfer executed on behalf of the outstanding shareholder(s) by a person appointed by the offeror of the shares to which the notice relates, and pay the consideration to us to be held in trust for the outstanding minority shareholders. The consideration offered to the members whose shares are compulsorily acquired under this procedure must, in general, be the same as the consideration that was available under the original offer. A dissenting shareholder may object to the transfer on the basis that the offeror is not entitled and bound to acquire shares or to specify terms of acquisition different from those in the offer by applying to court within six weeks of the date on which notice of the transfer was given.

Sell Out. Sections 983 to 985 of the Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire their shares if, prior to the expiration of the acceptance period for such offer, (a) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of all of our shares; and (b) not less than 90% of the voting rights carried by those shares. The offeror is required to give any shareholder notice of his right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period, or if longer a period of three months from the date of the notice. If a shareholder exercises their rights to be bought out, the offeror is required to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Purchase of Own Shares. Under the laws of England and Wales, a public limited company may purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, subject to complying with procedural requirements under the Companies Act (including that the purchase be approved by the company’s shareholders) and provided that the Articles do not restrict the company’s ability to purchase its own shares. Our Articles will not prohibit us from purchasing our own shares. Therefore, subject to the Companies Act and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class in any way and at any price (whether at par or above or below par). A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Any such purchase will be either a “market purchase” or an “off market purchase,” each as defined in the Companies Act. A “market purchase” is a purchase made on a “recognized investment exchange” (other than an overseas exchange) as defined in the U.K. Financial Services and Markets Act 2000, as amended (the “FSMA”). An “off market purchase” is a purchase that is not made on a “recognized investment exchange.” Both “market purchases” and “off market purchases” require prior shareholder approval by way of an ordinary resolution. In the case of an “off market purchase,” a company’s shareholders, other than the shareholders from whom the company is purchasing shares, must approve the terms of the contract to purchase shares and in the case of a “market purchase,” the shareholders must approve the maximum number of shares that can be purchased and the maximum and minimum prices to be paid by the company. Both resolutions authorizing “market purchases” and “off-market purchases” must specify a date, not later than five years after the passing of the resolution, on which the authority to purchase is to expire.

A share buy-back by a company of its shares will give rise to U.K. stamp duty (and may give rise to stamp duty reserve tax) at the rate of 0.5% of the amount or value of the consideration payable by the company (rounded up to the next £5.00), and such stamp duty (or stamp duty reserve tax) will be paid by the company. The charge to stamp duty reserve tax will be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument for stamp duty purposes has been duly stamped within six years of the charge arising (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.

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Distributions and Dividends. Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under the laws of England and Wales.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the Company is at least equal to the amount of its capital. A public company can only make a distribution:

•	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of its net assets to less than that total.

Shareholder Rights. Certain rights granted under the Companies Act, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our shareholders. For English law purposes, our shareholders are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our register of members.

Requisitioning Shareholder Meetings. If any shareholder or shareholders representing at least 5% of the paid-up capital of the Company carrying voting rights requests, in accordance with the provisions of the Companies Act, us to (a) call a general meeting for the purposes of bringing a resolution before the meeting, or (b) give notice of a resolution to be proposed at a general meeting, such request must among other things (in addition to any other statutory requirements):

•	set forth the name and address of the requesting person and equivalent details of any person associated with it or him (in the manner contemplated by the Articles), together with details of all interests held by such person (and their associated persons) in us;

•	if the request relates to any business the member proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any proposed resolutions) and, in the case of any proposal to amend the Articles, the complete text of the proposed amendment;

•	set forth, as to each person (if any) whom the shareholder proposes to nominate for appointment to the Board of Directors, all information that would be required to be disclosed by us in connection with the election of directors, and such other information as we may require to determine the eligibility of such proposed nominee for appointment to the Board of Directors.

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and the laws of England and Wales.

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	England and Wales	Delaware

Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in the company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may be made only by amendment of the certificate of incorporation.

Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause; or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.

Vacancies on the Board of Directors	The procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or bylaws of the corporation; or (b) the certificate of incorporation directs that a particular class of stock or series thereof is to elect such director, in which case a majority of the other directors elected by such class or series, or a sole remaining director elected by such class or series, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following its annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

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General Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves (or any of them representing more than one half of the total voting rights of all of them) convene a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Subject to a company’s articles of association providing for a longer period, under the Companies Act, at least 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 days nor more than 60 days before the date of the meeting and shall specify the place, date, hour, the means of remote communications by which stockholders and proxy holders may be deemed present and may vote at the meeting, the record date for determining stockholders entitled to vote at the meeting (if different than the record date for determining stockholders entitled to notice) and, if the meeting is a special meeting, the purpose or purposes of the meeting.

Quorum	Subject to the provisions of a company’s articles of association, the Companies Act provides that two shareholders present at a meeting (in person, by proxy or authorized representative under the Companies Act) shall constitute a quorum for companies with more than one member.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

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Preemptive Rights	Under the Companies Act, “equity securities,” being (a) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (b) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing holders of equity shares in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, stockholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, the board of directors or, if the certificate of incorporation so provides, the stockholders have the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he or she is convicted); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with activities as trustee of an occupational pension plan).

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•  any transaction from which the director

derives an improper personal benefit.

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Voting Rights

Unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under the laws of England and Wales, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution.

On a show of hands, special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present in person or by proxy who, being entitled to vote, vote on the resolution.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations, or takeovers. These arrangements require:

•  the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors or a class thereof representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof, respectively, present and voting, either in person or by proxy; and

•  the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

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Standard of Conduct for Directors

Under the laws of England and Wales, a director owes various statutory and fiduciary duties to a company, including:

•  to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole, and in doing so have regard (amongst other matters) to: (a) the likely consequences of any decision in the long-term, (b) the interests of the company’s employees, (c) the need to foster the company’s business relationships with suppliers, customers and others, (d) the impact of the company’s operations on the community and the environment, (e) the desirability to maintain a reputation for high standards of business conduct, and (f) the need to act fairly as between members of the company;

•  to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•  to act in accordance with our constitution and only exercise his or her powers for the purposes for which they are conferred;

•  to exercise independent judgment;

•  to exercise reasonable care, skill, and diligence;

•  not to accept benefits from a third party conferred by reason of his or her being a director or doing, or not doing, anything as a director; and

•  a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Shareholder Litigation

Under the laws of England and Wales, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management.

Notwithstanding this general position, the Companies Act provides that (a) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust; and (b) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

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MATERIAL INCOME TAX CONSIDERATIONS

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”).This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

U.S. Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;
•	financial institutions;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	broker-dealers;
•	persons that elect to mark their securities to market;
•	U.S. expatriates or former long-term residents of the U.S.;
•	governments or agencies or instrumentalities thereof;
•	tax-exempt entities;
•	persons liable for alternative minimum tax;
•	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;
•	persons that actually or constructively own 10% or more of our voting power or value;
•	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;
•	persons holding our Ordinary Shares through partnerships or other pass-through entities;
•	beneficiaries of a Trust holding our Ordinary Shares; or
•	persons holding our Ordinary Shares through a Trust.

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Thus, the discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes,(i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals

183 days or more:

1.	The actual days in the United States in the current year; plus
2.	One-third of his or her days in the United States in the immediately preceding year; plus
3.	One-sixth of his or her days in the United States in the second preceding year.

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The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend in come on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program,(2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or
•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

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Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets(including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50%of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our combined and consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;
•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and
•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

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A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations). If the Ordinary Shares are regularly traded on a qualified stock exchange or other market, and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

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Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

POTENTIAL PURCHASERS OF OUR ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, GIFT, ESTATE OR GENERATION-SKIPPING TRANSFER, AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

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PLAN OF DISTRIBUTION

General

We are offering, on a best-efforts basis, up to 150,000,000 Ordinary Shares pursuant to this prospectus at a fixed offering price of US$0.02 per Ordinary Share for the duration of the offering.

We have entered into a Consultancy and Placement Agent Agreement (the Placement Agent Agreement) with MD Global Partners, LLC (the Placement Agent), a FINRA-registered broker-dealer. The Placement Agent has agreed to use its best efforts to sell the Ordinary Shares in this offering. The Placement Agent is under no obligation to purchase Ordinary Shares for its own account or on behalf of any other person.

Under the Placement Agent Agreement, we are required to pay the Placement Agent cash commissions equal to 8% of proceeds and Ordinary Shares valued at the offering price herein equal to 3% of proceeds on sales of Ordinary Shares attributable to the Placement Agent’s efforts. In addition, we are required to pay the Placement Agent a cash fee equal to 2% of proceeds on sales of Ordinary Shares attributable to others’ efforts, including those of our company’s management. Further, we are required to pay a cash non-accountable expense allowance equal to 2% of proceeds on sales of Ordinary Shares attributable to the Placement Agent’s efforts.

Subscriptions for Ordinary Shares

If you decide to purchase any shares in this offering, you will be required to execute a Securities Purchase Agreement and tender all funds in the form of checks, drafts, money orders or wire transfers to the Escrow Agent. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to the bank account of the Escrow Agent to be appointed. The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

Deposit of Offering Proceeds

The proceeds from the sale of the Ordinary Shares in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest-bearing bank account established by the Escrow Agent, or the Escrow Account. The purpose of the Escrow Account is for (a) the holding of amounts of subscription monies which are collected through the banking system and (b) the disbursement of collected funds.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest-bearing account). We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. Any such funds that the Escrow Agent receives shall be held in escrow until the applicable closing of the offering, and then used to complete securities purchases, or returned if this offering fails to close. Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All purchase information and purchase funds through checks or wire transfers should be delivered to the Escrow Agent. Failure to do so will result in subscription funds being returned to the investor. In the event that the offering is terminated, all subscription funds from the escrow account will be returned to investors by noon of the next business day after the termination of the offering.

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Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Transfer Agent

The transfer agent for the Ordinary Shares is Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, U.K. B62 8HD.

Listing

Aquis Stock Exchange. Our Ordinary Shares are listed on the Aquis Stock Exchange, London, England, under the trading symbol “SHNJ.”

OTC Markets. In addition to the listing of our Ordinary Shares on the Aquis Stock Exchange, our Ordinary Shares trade in the over-the-counter markets of the United States under the trading symbol “SHNJF.)

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance that we expect to incur in connection with this offering. With the exception of the SEC registration fee, and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$442.80
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	10,000.00
EDGAR Filing Services	2,500.00
Miscellaneous Expenses	50,000.00
$87,942.80

These expenses will be borne by our company.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby and certain legal matters as to the laws of England and Wales will be passed upon for us by Hill Dickinson LLP. The current address of Hill Dickinson LLP is The Broadgate Tower, 20 Primrose Street, London, England EC2A 2EW.

Newlan Law Firm, PLLC is acting as counsel to our company regarding U.S. securities law matters. The current address of Newlan Law Firm, PLLC is 2201 Long Prairie Road, Suite 107-762, Flower Mound, Texas 75022.

EXPERTS

The financial statements of Rogue Baron, Plc as of September 30, 2023 and 2022, and for the years respectively then ended included in this prospectus have been so included in reliance on the report of PKF Littlejohn LLP, Statutory Auditor, given on the authority of said firm as experts in accounting and auditing. PKF Littlejohn LLP has offices at 15 Westferry Circus, Canary Wharf, London, England E14 4HD, United Kingdom.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents to which we refer. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

Rogue Baron, Plc

F-1

ROGUE BARON PLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the six months ended 31 March 2024

	Notes	Unaudited Six Months ended 31 March 2024	Unaudited Six Months ended 31 March 2023
		US$’000	US$’000
Revenue		33	164
Cost of Sales		(35)	(104)
Gross Profit		(2)	6043
Share based payments		(3)	–
Expenses paid in shares		(30)	–
Expenses paid in shares of subsidiary		(333)	–
Other administrative expenses		(90)	(277)
Exchange differences movement		(18)	(47)
Total administrative expenses		(474)	(324)
(Loss)/profit from operations		(476)	(264)
Finance costs		–	–
Loss before taxation		(476)	(264)
Tax charge		–	–
Loss after taxation		(476)	(264)
Other comprehensive income for the period
Exchange difference on translating foreign operations		(3)	(10)
Total comprehensive loss for the period, attributable to owners of the company		(479)	(274)
Total comprehensive loss attributable to
Non-controlling shareholders		(89)	–
Equity holders of the parent		(390)	(274)
		(479)	(274)
Loss per share
Basic and diluted loss per share (cents) - attributable to the shareholders of the Company	3	(0.35)	(0.29)
Basis and diluted loss per share (cents) - attributable to the NCI		(0.08)	–

F-2

ROGUE BARON PLC

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As at 31 March 2024

	Notes	Unaudited 31 March 2024 $’000	Unaudited 31 March 2023 $’000
ASSETS
Non-current
Goodwill		1,239	1,239
Intangible assets	4	2,352	2,352
		3,591	3,591
Current
Inventories		509	498
Trade and other receivables		331	312
Cash and cash equivalents		766	19
Total current assets		1,606	829
Total assets		5,197	4,420

LIABILITIES
Current
Trade and other payables		704	675
Loans payable	5	203	184
Total current liabilities and total liabilities		907	859

EQUITY
Issued share capital		167	128
Share premium		6,758	6,675
Share based payment reserve		8	5
Exchange and other reserves		(422)	(229)
Retained deficit		(3,378)	(2,991)
Equity attributable to the equity holders of the Company		3,133	3,588
Non-controlling interest		1,157	(27)
Total equity		4,290	3,561
Total equity and liabilities		5,197	4,420

Number of shares in issue		127,486,263	90,043,076

F-3

ROGUE BARON PLC

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the six months ended 31 March 2024

	Share capital	Share premium account	Exchange and other reserves	Share based payment reserves	Retained earnings	Total equity attributable to the owners of the company	Non- controlling interest	Total equity
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Balance at 1 October 2022 (90,043,076 shares)	119	6,627	(242)	4	2,354)	4,154)	(27)	4,127
Share issue	–	–	–	–	–	–	–	–
Transactions with owners	–	–	–	–	–	–	–	–
Loss for the period	–	–	(65)	–	(264)	(264)	–	(264)
Exchange difference on translating foreign operations	–	–	(10)	–	–	(10)	–	(10)
Balance at 31 March 2023 (90,043,076 shares)	119	6,627	(252)	4	(2,618)	3,380	(27)	3,853
Issue of shares (6,666,667 shares)	9	54	–	–	–	63	–	63
Share issue costs	–	(6)	–	–	–	(6)	–	(6)
Share based payments	–	–	–	1	–	1	–	1
Transactions with owners	9	48	–	1	–	58	–	58
Loss for the period	–	–	–	–	(373)	(373)	–	(373)
Exchange difference on translating foreign operations	–	–	23	–	–	23	–	23
Balance at 30 September 2023 (96,709,743 shares)	128	6,675	(229)	5	(2,991)	3,588	(27)	3,561
Issue of shares (30,776,520 shares)	39	116	–	–	–	155	–	155
Share issue costs	–	(33)	–	–	–	(33)	–	(33)
Share based payments	–	–	–	3	–	3	–	3
Transactions with owners	39	83	–	3	–	125	–	125
Loss for the period	–	–	–	–	(387)	(387)	(89)	(476)
Arising on issuing shares in subsidiary	–	–	(190)	–	–	(190)	1,273	1,083
Exchange difference on translating foreign operations	–	–	(3)	–	–	(3)	–	(3)
Balance at 31 March 2024 (127,486,263 shares)	167	6,758	(422)	8	(3,378)	3,133	1,157	4,290

F-4

ROGUE BARON PLC

CONSOLIDATED CASH FLOW STATEMENT

For the six months ended 31 March 2024

	Unaudited Six Months ended 31 March 2024 US$’000	Unaudited Six Months ended 31 March 2023 US$’000
Operating activities
Loss after tax	(476)	(264)
(Increase)/decrease in inventories	(11)	92
(Increase)/decrease in trade and other receivables	(19)	10
Expenses settled in shares	363	–
Share based payments	3	–
Increase in trade and other payables	48	156
Net cash (outflow)/inflow from operating activities	(92)	(6)

Financing activities
Proceeds from issue of share capital	125	–
Share issue costs	(33)	–
Proceeds from issue of share capital in subsidiary	750	–
Loans received	13	–
New cash inflow from financing activities	855	–

Net change in cash and cash equivalents	763	(6)
Cash and cash equivalents at beginning of period	19	43
Exchange differences on cash and cash equivalents	(16)	(4)
Cash and cash equivalents at end of period	766	33

F-5

ROGUE BARON PLC

NOTES TO THE INTERIM REPORT

For the six months ended 31 March 2024

The financial information set out in this interim report does not constitute statutory accounts as defined in Section 434 of the Companies Act 2006. The Company’s statutory financial statements for the year ended 30 September 2023 have been completed and filed at Companies House.

1.	ACCOUNTING POLICIES

Basis of preparation

The Company’s ordinary shares are quoted on the Aquis Stock Exchange and the Company applies the Companies Act 2006 when preparing its annual financial statements.

The annual financial statements for the year ending 30 September 2024 will be prepared in accordance with UK-adopted international accounting standards and in accordance with the requirements of the Companies Act of 2006 and also comply with IFRS as issued by the IASB and the principal accounting policies adopted remain unchanged from those adopted in preparing its financial statements for the year ended 30 September 2023.

The accounting policies have been applied consistently throughout the Group for the purposes of preparation of these condensed consolidated interim financial statements.

Segmental reporting

An operating segment is a distinguishable component of the Group that engages in business activities from which it may earn revenues and incur expenses, whose operating results are regularly reviewed by the Group’s Chief Executive Officer to make decisions about the allocation of resources and assessment of performance and about which discrete financial information is available.

The Chief Executive Officer reviews financial information for and makes decisions about the Group’s performance as a whole. Revenue of $33,000 was generated in USA in the period (2023: $136,000) and revenue of $Nil was generated in Europe (2023: $28,00).

The Group expects to further review its segmental information during the forthcoming financial year.

Fees and Loans Settled in Shares

Where shares have been issued as consideration for services provided or loans outstanding, they are measured at fair value. The difference between the carrying amount of the financial liability (or part thereof) extinguished, and the fair value of the shares, is recognised in profit or loss.

F-6

2.	TAXATION

No tax is due for the period as the Company has made a taxable loss. The Directors expect these losses to be available to offset against future taxable trading profits. The Group has not recognised any deferred tax asset at 31 March 2024 (31 March 2023: £nil) in respect of these losses on the grounds that it is uncertain when taxable profits will be generated by the Group to utilise any such losses.

3.	EARNINGS PER SHARE

The calculation of the basic earnings per share is based on the loss attributable to ordinary shareholders divided by the weighted average number of shares in issue during the period. The impact of the options and warrants on the loss per share is anti-dilutive.

	Unaudited Six Months ended 31 March 2024 US$’000	Unaudited Six Months ended 31 March 2023 US$’000

Loss after taxation attributable to the shareholders of the company	(387)	(264)
Loss after taxation attributable to the NCI	(89)	0
Loss after taxation - total	(476)	(264)

	Number	Number

Weighted average number of shares for calculating basic earnings per share	109,293,741	90,043,076

	Cents	Cents

Basic and diluted earnings per share (cents) - attributable to the shareholders of the Company	(0.35)	(0.29)
Basic and diluted earnings per share (cents) - attributable to the NCI	(0.08)	0.00

4.	INTANGIBLE ASSETS

	Goodwill	Brands and Licenses	Total
	US$’000	US$’000	US$’000

Cost
At 1 October 2022	1,464	2,352	3,816
At 31 March 2023	1,464	2,352	3,816
At 30 September 2023	1,464	2,352	3,816
At 31 March 2024	1,464	2,352	3,186

Amortisation and impairment
At 1 October 2022	(225)	–	(225)
At 31 March 2023	(225)	–	(225)
At 30 September 2023	(225)	–	(225)
At 31 March 2024	(225)	–	(225)

Net book value at 31 March 2024	1,239	2,352	3,591
Net book value at 30 September 2023	1,239	2,352	3,591
Net book value at 31 March 2023	1,464	2,352	3,816

F-7

The Group owns several licences over liquor brands. The carrying value of intangible assets have been reviewed for impairment and no impairment was considered necessary.

5.       LOANS

The movement in loans is shown below.

	Unaudited 31 March 2024 $’000	Audited 30 September 2023 $’000
Convertible loans
Balance at beginning of period	124	124
Foreign exchange	14	12
Balance at end of period	138	136

Non-convertible loans
Balance at beginning of period	43	43
Interest	–	2
Loans received	13	–
Foreign exchange	1	3
Balance at end of period	62	48

6.	SHARE CAPITAL

The movement in ordinary shares and share premium in the period was as follows:

	Number	Nominal amount (USD $’000)	Share premium (USD $’000)
As at 1 October 2022	90,043,076	119	6,627
Movement in period	–	–	–
At 31 March 2023	90,043,076	119	6,627
Shares issued for cash	6,666,667	9	54
Share issue costs	–	–	(6)
At 30 September 2023	96,709,743	128	6,675
Shares issued for cash	25,485,714	32	54
Shares issued in payment of creditors and services	5,290,806	7	–
Share issue costs	–	–	–
At 31 March 2024	127,486,263	167	6,675

7.	ULTIMATE CONTROLLING PARTY

The Company has no ultimate controlling party.

F-8

ROGUE BARRON, PLC

REPORT OF THE INDEPENDENT AUDITORS TO THE MEMBERS OF ROGUE BARON

PLC FOR THE YEAR ENDED 30 SEPTEMBER 2023 AND NINE MONTHS ENDED 30 SEPTEMBER 2022

Opinion

We have audited the financial statements of Rogue Baron Plc (the ‘parent company’) and its subsidiaries (the ‘group’) for year ended 30 September 2023 and the nine months ended 30 September 2022 which comprise the group statement of comprehensive income, the group and company statements of financial position, the group and company statements of changes in equity, the group and company cash flow statements and notes to the financial statements, including significant accounting policies. The financial reporting framework that has been applied in their preparation is applicable law and UK-adopted international accounting standards and as regards the parent company financial statements, as applied in accordance with the provisions of the Companies Act 2006.

In our opinion, the financial statements:

•	give a true and fair view of the state of the group’s and the parent company’s affairs as at 30 September 2023 and as at 30 September 2022, and of the group’s loss for the year then ended;
•	the group financial statements have been prepared in accordance with UK-adopted international accounting standards;
•	the parent company financial statements have been properly prepared in accordance with UK-adopted international accounting standards and as applied in accordance with the provisions of the Companies Act 2006; and
•	the financial statements have been prepared in accordance with the requirements of the Companies Act 2006.

Separate opinion in relation to IFRSs as issued by the IASB

As explained in note [x] to the financial statements, the company, in addition to complying with its legal obligation to apply international accounting standards in conformity with the requirements of the Companies Act 2006, has also applied IFRSs as issued by the International Accounting Standards Board (IASB).

In our opinion the financial statements give a true and fair view of the financial position of the company as at [date] and of its financial performance and its cash flows for the year then ended in accordance with IFRSs as issued by the IASB.

Emphasis of matter - recoverability of inventory

We draw your attention to Note 3 of the financial statements, which describes the group’s assessment over the inventory balance held in Mexico. The group have explained their assessment over the recoverability of the inventory in Mexico of $464,000 within the critical accounting estimates and concluded that whilst no sales have been recorded to date, it is the intention of the Directors to commence sales of these inventories over the medium term. The financial statements do not include any adjustment that would result if the group was unable to fully recover the values of the inventories held in Mexico.

Our opinion is not modified in this respect.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (UK) (ISAs (UK)) and applicable law. Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the financial statements section of our report. We are independent of the company in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, including the FRC’s Ethical Standard as applied to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

F-9

Material uncertainty related to going concern

We draw attention to note 2 in the financial statements, under the heading ‘Going concern’ concerning the ability of the group and parent company to continue as a going concern. Based on our discussion with management and our review of the group and parent company’s forecasts and projections, it was noted that the going concern basis is dependent on the transaction with Shinju which will in turn provide the resources to achieve its projected growth plans to significantly increase sales revenue over the short and medium term and increase their projected marketing spend as required. Management have received $750k in connection with a $1m direct investment in Shinju. Separately, they are also hopeful of receiving a further $175k from an ongoing equity raises where $25k has been received in March. The receipt of these additional funds is required to ensure the Group is able to meet their obligations as they fall due and also to expand the business to achieve their projected growth plans.

As stated in note 2, these events or conditions, along with the other matters as set forth in note 2, indicate that a material uncertainty exists that may cast significant doubt on the group and company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

In auditing the financial statements, we have concluded that the director's use of the going concern basis of accounting in the preparation of the financial statements is appropriate. Our evaluation of the directors’ assessment of the group and parent company’s ability to continue to adopt the going concern basis of accounting included;

a)	Reviewing management’s assessment of going concern.

b)	Determining if all relevant information has been included in the assessment of going concern including completeness of forecasted expenditure.

c)	Analysing cash flow forecasts, reviewing the underlying assumptions in relation to forecast revenue and expenditure and checking mathematical accuracy.

d)	Considering the cash position at and after the period end, together with events impacting going concern after the reporting date.

e)	Reviewing the reasonable worst-case forecast scenario and the financial resources available to deal with this outcome.

Our responsibilities and the responsibilities of the directors with respect to going concern are described in the relevant sections of this report.

Our application of materiality

The quantitative and qualitative thresholds for materiality determine the scope of our audit and the nature, timing and extent of our audit procedures. The materiality applied to the group financial statements was $72,700 (2022 - $84,800) based on 2% of net assets. We based the materiality on net assets because we consider this to be the most relevant performance indicator of the group with low trading activity in the year.

The performance materiality was $50,890 (2022 - $57,960). We set performance materiality at 70% (2022 – 70%) of overall financial statement materiality to reflect the risk associated with the judgemental and key areas of management estimation within the financial statements.

The materiality applied to the parent company financial statements was $65,400 (2022 - $80,100) based on 2% of net assets, as there is low trading activity in the year. The performance materiality was $45,780 (2022 - $56,000). For each component in the scope of our group audit, we allocated a materiality that was less than our overall group materiality. As a group which is in the process of growing certain parts of the business whilst simultaneously winding down others, component materiality was set with reference to either revenue, profit or loss before tax, or net assets.

We agreed with those charged with governance that we would report all differences identified during the course of our audit in excess of $3,635 (2022 - $4,240).

No significant changes occurred during the audit fieldwork which caused us to revise our materiality figures.

F-10

Our approach to the audit

In designing our audit, we determined materiality and assessed the risks of material misstatement in the financial statements. In particular, we looked at areas involving significant accounting estimates and judgements by the Directors and considered future events that are inherently uncertain. As in all of our audits, we also addressed the risk of management override of internal controls, including among other matters consideration of whether there was evidence of bias that represented a risk of material misstatement due to fraud. Of the 3 components of the group, a full scope audit was performed on the complete financial information of 2 components, and for the component not considered significant, we performed a limited scope review. This comprised of analytical review together with substantive testing, as appropriate, on group audit risk areas applicable to those components based on their relative size, risks in the business and our knowledge of the entity appropriate to respond to the risk of material misstatement.

The reporting component of the group is located outside United Kingdom and audited by PKF Littlejohn LLP using a team with specific experience of auditing companies operating in the relevant sector and publicly listed entities.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) we identified, including those which had the greatest effect on: the overall audit strategy, the allocation of resources in the audit; and directing the efforts of the engagement team. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.  In addition to the matter described in the Material uncertainty related to going concern section, we have determined the matters described below to be the key audit matters to be communicated in our report.

Key Audit Matters	How our scope addressed these matters
Revenue recognition
Under ISA (UK) 240, there is a rebuttable presumption that revenue recognition is a significant fraud risk.

Our work in this area included:

•     Updating our understanding of the internal control environment in operation for the material income streams and undertaking a walk-through to ensure that the key controls within these systems have been operating in year under audit.

•     Undertaking substantive testing of income recognised in the financial statements; and

•     Reviewing post-year end receipts to ensure completeness of income recorded in the accounting year.

Carrying value and classification of investments in subsidiaries

F-11

The carrying value investments is a material balance in the financial statements of the parent company. Given the losses in the trading subsidiaries, there is a risk that the carrying value is impaired.

We have obtained and critically assessed the directors' impairment review of the carrying value of the parent company's net investment in the subsidiaries. Our work in this area included:

•     Reviewing the valuation methodology for the investment held and ensuring that the carrying values were supported by sufficient and appropriate audit evidence.

•     Reviewing and challenging the key assumptions and estimates used by management as a basis to support the carrying value of investments, including comparing the forecasted cash flows to actual results.

•     Ensuring the parent company has full title to the investments held.

•     Ensuring that appropriate disclosures surrounding the estimates, including a review of how these estimates were arrived at, are made in respect of impairment are included in the financial statements.

Our work indicated that the carrying value is dependent on the ability of the trading subsidiaries to fully realise the potential of the business and to increase sales to levels used in their projections.

Management have completed a direct investment of $1m into Shinju which has resulted in the group receiving $750k in March 2024. Separately, they are also hopeful of receiving a further $175k from ongoing equity raises where $25k has been received in March 2024. This transaction has brought a new investor who will be active in the business which they hope will provide a platform to increase sales substantially over the next 12 to 15 months.

Goodwill and intangible asset impairment
The Group has accumulated losses and, as a result, the Directors are required to test goodwill and intangibles assets, including previously capitalised development costs, for impairment. There remains a degree of uncertainty around expected revenues and profits to be realised and be sufficient to ensure recoverability of the assets recognised on the statement of financial position.

Our work in this area included:

•     Obtaining and reviewing the Group's projections and value in use calculations prepared by management in their impairment test to ensure they are in line with the requirements of IAS 36.

•     Review the reasonableness of the assumptions used in the projection.

•     Undertaking sensitivity analysis on the discount rate and growth rate used in the projections to assess the impact to the headroom over carrying value.

•     Considering whether any impairment indicators exist.

•     Considering the accuracy of previous projections prepared by the management.

•     Consider the appropriateness of the disclosure included in the financial statements.

We have reviewed the Group's projections and its value in use calculations that support the carrying value of the Intangible assets and Goodwill, and note that value is dependent on the Group's ability to significantly increase sales revenue over the short and medium term. The ability to achieve its projected growth plans is also reliant on the Group raising sufficient funds within the next 12 months to ensure it can maintain and increase their projected marketing spend as required.

Management have completed a direct investment of $1m into Shinju which has resulted in the group receiving $750k in March 2024. Separately, they are also hopeful of receiving a further $175k from ongoing equity raises where $25k has been received in March 2024. This transaction has brought a new investor who will be active in the business which they hope will provide a platform to increase sales substantially over the next 12 to 15 months.

F-12

Other information

The other information comprises the information included in the annual report, other than the financial statements and our auditor’s report thereon. The directors are responsible for the other information contained within the annual report. Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon. Our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the course of the audit, or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether this gives rise to a material misstatement in the financial statements themselves. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Opinions on other matters prescribed by the Companies Act 2006

In our opinion, based on the work undertaken in the course of the audit:

•	the information given in the strategic report and the directors’ report for the financial year for which the financial statements are prepared is consistent with the financial statements; and

•	the strategic report and the directors’ report have been prepared in accordance with applicable legal requirements.

Matters on which we are required to report by exception

In the light of the knowledge and understanding of the company and its environment obtained in the course of the audit, we have not identified material misstatements in the strategic report or the directors’ report.

We have nothing to report in respect of the following matters in relation to which the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or

•	the financial statements are not in agreement with the accounting records and returns; or

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.

Responsibilities of directors

As explained more fully in the Statement of Directors’ Responsibilities, the directors are responsible for the preparation of the group and parent company financial statements and for being satisfied that they give a true and fair view, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error

F-13

In preparing the group and parent company financial statements, the directors are responsible for assessing the group and the parent company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the group and parent company or to cease operations, or have no realistic alternative but to do so.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the group and parent company financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

Irregularities, including fraud, are instances of non-compliance with laws and regulations. We design procedures in line with our responsibilities, outlined above, to detect material misstatements in respect of irregularities, including fraud. The extent to which our procedures are capable of detecting irregularities, including fraud is detailed below:

•	We obtained an understanding of the group and parent company and the sector in which they operate to identify laws and regulations that could reasonably be expected to have a direct effect on the financial statements. We obtained an understanding in this regard through discussions with management and the application of our cumulative audit knowledge and experience of this sector.

•	We determined the principal laws and regulations relevant to the group and parent company in this regard to be those arising from Companies Act 2006, Aquis Rules and regulations applicable to the subsidiaries in each of the trading jurisdictions.

•	We designed our audit procedures to ensure the audit team considered whether there were any indications of non-compliance by the group and parent company with those laws and regulations. These procedures included, but were not limited to enquiries of management, review of minutes and Regulatory News Service (RNS) announcements and review of legal and regulatory correspondence.

•	We also identified the risks of material misstatement of the financial statements due to fraud. We considered, in addition to the non-rebuttable presumption of a risk of fraud arising from management override of controls, that the potential for management bias was identified in relation to the impairment assessment of intangible assets and valuation of investments. We addressed this by challenging the assumptions and judgements made by management when evaluating any indicators of impairment.

•	We addressed the risk of fraud arising from management override of controls by performing audit procedures which included, but were not limited to: the testing of journals; reviewing accounting estimates for evidence of bias; and evaluating the business rationale of any significant transactions that are unusual or outside the normal course of business and review of bank statements during the period to identify any large and unusual transactions where the business rationale is not clear.

Because of the inherent limitations of an audit, there is a risk that we will not detect all irregularities, including those leading to a material misstatement in the financial statements or non-compliance with regulation. This risk increases the more that compliance with a law or regulation is removed from the events and transactions reflected in the financial statements, as we will be less likely to become aware of instances of non-compliance. The risk is also greater regarding irregularities occurring due to fraud rather than error, as fraud involves intentional concealment, forgery, collusion, omission or misrepresentation.

A further description of our responsibilities for the audit of the financial statements is located on the Financial Reporting Council’s website at: www.frc.org.uk/auditorsresponsibilities. This description forms part of our auditor’s report

F-14

Use of our report

This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone, other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Zahir Khaki (Senior Statutory Auditor)	15 Westferry Circus
For and on behalf of PKF Littlejohn LLP	Canary Wharf
Statutory Auditor	London E14 4HD

28 March 2024

F-15

ROGUE BARON PLC

STATEMENT OF COMPREHENSIVE INCOME

For the year ended 30 September 2023

		Year ended 30	Nine Months ended
	Notes	30 September 2023	30 September 2022
		$’000	$’000
Revenue		284	146
Cost of Sales		(186)	(103)
Gross Profit		98	43
Share based payments		(1)	(4)
Other administrative expenses	4	(616)	(728)
Expected credit loss on receivable on sale of subsidiaries		(75)	–
Exchange differences movement		(41)	85
Total administrative expenses		(713)	(647)

Loss from continuing operations		(635)	(604)
Finance cost	5	(2)	–

Loss before and after taxation, and loss attributable to
the equity holders of the Company		(637)	(604)
Loss on assets held for sale		–	(2)
Loss for the year		(637)	(606)

Exchange difference on translating foreign operations		13	(65)
Total comprehensive loss for the year, attributable to owners of the company		(624)	(671)

Profit/(loss) attributable to
Non-controlling shareholders	18	–	14
Equity holders of the parent		(624)	(685)
		(624)	(671)
Total comprehensive loss attributable to
Non-controlling shareholders	18	–	14
Equity holders of the parent		(624)	(685)
		(624)	(671)
Total earnings per ordinary share
Basic and diluted loss per share (cents) from continuing operations	9	(0.70)	(0.67)
Basis and diluted loss per share (cents) from operations held for sale	9	(0.00)	(0.00)

As permitted by section 408 of the Companies Act 2006, the parent company's profit and loss account has not been included in these financial statements. The loss after taxation for the financial year/period for the parent company was $299,000 (2022: $471,000).

The accompanying principal accounting policies and notes on pages F-21 to F-50 form an integral part of these financial statements.

F-16

ROGUE BARON PLC

STATEMENT OF FINANCIAL POSITION

For the year ended 30 September 2023

ASSETS	Notes	30 September 2023 $’000	30 September 2022 $’000
Non-current assets
Goodwill		1,239	1,239
Intangible assets	10	2,352	2,352
Investment in subsidiaries	11
		3,591	3,591
Current assets
Inventory	12	489	659
Receivable on sale of subsidiaries		–	75
Trade and other receivables	7	312	268
Cash and cash equivalents	13	19	43
Total current assets		829	1,045
Total assets		4,420	4,636

LIABILITIES
Current liabilities
Trade and other payables	14	675	342
Loans payable	15	184	167
Total current liabilities and total liabilities		859	509

EQUITY
Share capital		128	119
Share premium		6,675	6,627
Share based payment reserve		5	4
Exchange reserve	16	(229)	(242)
Retained deficit	16	(2,991)	(2,354)
Equity attributable to the equity holders of the Company		3,558	4,154
Non-controlling interest	18	(27)	(27)
Total equity		3,561	4,127
Total equity and liabilities		4,420	4,636

Number of shares in issued		96,709,743	90,043,076

The financial statements were approved by the Board and authorised for issue on 28 March 2024.

Hamish Harris

Director

Company number: 11726624

28 March 2024

The accompanying principal accounting policies and notes on pages F-21 to F-50 form an integral part of these financial statements.

F-17

ROGUE BARON PLC

STATEMENT OF CHANGES IN EQUITY

For the year ended 30 September 2023

	Share capital	Share premium	Exchange reserve	Share based payment reserve	Retained earnings	Total equity	Non- controlling interest	Total equity
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Balance at 1 January 2022 (90,043,076 shares)	119	6,627	(177)	–	(1,734)	4,835	(41)	4,794
Share based payments	–	–	–	4	–	4	–	4
Transactions with owners	–	–	–	4	–	4	–	4
Exchange difference on translating foreign operations	–	–	(65)	–	–	(65)	–	(65)
Loss for the period	–	–	–	–	(620)	(620)	14
Total comprehensive loss of the period	–	–	(65)	–	(620)	(685)	14	(671)
Balance at 30 September 2022 (90,043,076 shares)	119	6,627	(242)	4	(2,354)	4,154	(27)	4,127

Share issue (6,666,667 shares)	9	54	–	–	–	63	–	63
Share issue costs	–	(6)	–	–	–	(6)	–	(6)
Share base payments	–	–	–	1	–	1	–	1
Transactions with owners	9	48	–	1	–	58	–	58
Exchange difference on translating foreign operations	–	–	13	–	–	13	–	13
Loss for the year	–	–	–	–	(637)	(637)	–	(637)
Total comprehensive loss for the year	–	–	13	–	(562)	(549)	–	(549)
Balance at 30 September 2023 (96,709,743 shares)	128	6,675	(229)	5	(2,991)	3,588	(27)	3,561

The accompanying principal accounting policies and notes on pages F-21 to F-50 form an integral part of these financial statements.

F-18

ROGUE BARON PLC

CASH FLOW STATEMENT

For the year ended 30 September 2023

	Year Ended 30 September 2023 $’000	Nine Months 30 September 2022 $’000

Cash flow from operating activities
Continuing operations
Loss after taxation	(637)	(604)
Finance cost	2	0
Impairment of investment	–	–
Movement in inventories	161	58
Expected credit loss on receivable on sale of subsidiaries	75	–
Decrease/(increase) in trade and other receivables	(44)	57
Share based payments	1	4
Increase/(decrease) in trade and other payables	348	308
Net cash outflow from operating activities from continuing operations	(94)	(177)

Cash flows from financing activities
Proceeds from issue of share capital	63	–
Share issue costs	(6)	–
Loans received	–	39
Net cash inflow from financing activities	57	39

Net change in cash and cash equivalents	(37)	(138)
Cash and cash equivalents at beginning of year/period	43	246
Exchange differences on cash and cash equivalents	13	(65)
Cash and cash equivalents at end of year/period	19	43

The accompanying principal accounting policies and notes on pages F-21 to F-50 form an integral part of these financial statements.

F-19

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

1.	GENERAL INFORMATION

Rogue Baron Plc has become a public limited company which is listed on the Aquis Stock Exchange (“AQSE”) as of 12 March 2021 and incorporated and domiciled in the United Kingdom. The registered office is 78 Pall Mall, St James’s, London, SW1Y 5ES.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these Group and Company financial statements are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

(a)	Basis of preparation

These Group and Company financial statements have been prepared in accordance with UK-adopted international accounting standards and in accordance with the requirements of the Companies Act 2006 and also comply with IFRS as issued by the IASB.

The Group and Company financial statements have been prepared under the historical cost convention. These Group and Company financial statements (the "Financial Statements") have been prepared and approved by the Directors on 28 March 2024 and signed by Hamish Harris.

The accounting policies have been applied consistently throughout the preparation of these Financial Statements, and the financial report is presented in US Dollars ($) and all values are rounded to the nearest thousand dollars ($‘000) unless otherwise stated.

The Company changed its financial year end from 31 December to 30 September commencing from year 2022. The comparative figures for 2022 covered the period from 1 January 2022 to 30 September 2022. Accordingly, the comparative figures are not comparable with the figures presented in the financial statements, the cash flow statement, the statement of changes in equity and the notes thereon for the year ended 30 September 2023.

The preparation of the Group and Company financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the Group and Company financial statements, are disclosed in Note 3.

(b)	Going Concern

The Directors have prepared cash flow forecasts for the period ending 31 March 2025 which take account of the current cost and operational structure of the Group, and assume an equity raise of $175,000.

In forming the conclusion that it is appropriate to prepare the financial statements on a going concern basis the Directors have made the following assumptions that are relevant to the next twelve months:

•	in the event that the Company’s investments require further funding, sufficient funding can be obtained; and

•	in the event that operating expenditure increases significantly as a result of successful progress with regards to the Group’s business, sufficient funding can be obtained.

The cost structure of the Group comprises a high proportion of discretionary spend and therefore in the event that cash flows become constrained, costs can be quickly reduced to enable the Group to operate within its available funding. As a company that is not yet in a position of being cash flow positive, the Directors are aware that the Group must go to the marketplace to raise cash to meet its investment plans.

F-20

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

The Group has previously constantly demonstrated its ability to raise further cash by way of completing placings during the prior years, and is confident of further equity fund raising where necessary. Therefore, they are confident that existing cash balances, along with the any new funding would be adequate to ensure that costs can be covered.

The Directors are therefore of the opinion that the Group has adequate financial resources to enable it to continue in operation for the foreseeable future. For this reason, it continues to adopt the going concern basis in preparing the financial statements.

(c)	Changes in accounting policies and disclosures

New standards, amendments and interpretations adopted by the Group

The Group has not adopted any new standard and amendments as those which were effective for annual periods beginning on or after 1 January 2022 were adopted in the prior period.

New standards, amendments and interpretations not yet adopted

A number of new standards and amendments to standards and interpretations are not yet effective for annual periods commencing on or after 1 January 2023 and have not been applied in preparing these Group and Company financial statements. None of these is expected to have a significant effect on the Group and Company financial statements, except the following set out below:

New Standards		Effective Date
–	Amendments to IAS 1: Presentation of Financial Statements and IFRS Practice Statement 2: Disclosure of Accounting Policies	1 January 2023
–	Amendments to IAS 1: Classification of Liabilities as Current or Non-Current	1 January 2023
–	Amendments to IAS 8: Accounting policies, Changes in Accounting Estimates and Errors – Definition of Accounting Estimates	1 January 2023
–	Amendments to IAS 12: Income Taxes –Deferred Tax related to Assets and Liabilities arising from a Single Transaction	1 January 2023

(d)	Consolidation

Subsidiaries

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

The acquisition of the subsidiaries acquired in 2020 did not meet the criteria of a business combination. The acquisition was therefore considered to be an asset acquisition.

The group applies the acquisition method to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred to the former owners of the acquire and the equity interests issued by the group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. The group recognises any non-controlling interest in the acquire on an acquisition-by-acquisition basis, either at fair value or at the non-controlling interest’s proportionate share of the recognised amounts of acquiree’s identifiable net assets.

Acquisition-related costs are expensed as incurred.

F-21

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is re-measured to fair value at the acquisition date; any gains or losses arising from such re-measurement are recognised in profit or loss. Contingent consideration is classified either as equity or as a financial liability. Amounts classified as a financial liability are subsequently remeasured to fair value, with changes in fair value recognised in profit or loss.

Inter-company transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated. When necessary, amounts reported by subsidiaries have been adjusted to conform with the group’s accounting policies.

Changes in ownership interests in subsidiaries without change of control

Transactions with non-controlling interests that do not result in loss of control are accounted for as equity transactions – that is, as transactions with the owners in their capacity as owners. The difference between fair value of any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary is recorded in equity. Gains or losses on disposals to non-controlling interests are also recorded in equity.

Disposal of subsidiaries

When the Group ceases to have control any retained interest in the entity is remeasured to its fair value at the date when control is lost, with the change in carrying amount recognised in profit or loss. The fair value is the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognised in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognised in other comprehensive income are reclassified to profit or loss.

(a) Held for sale

An operation held for sale is a component of the Group’s business, the operations and cash flows of which can be clearly distinguished from the rest of the Group and which:

•	represents a separate major line of business or geographic area of operations;
•	is part of a single co-ordinated plan to dispose of a separate major line of business or geographic area of operations; or
•	is a subsidiary acquired exclusively with a view to re-sale.

Held for sale operations are held at fair value and presented in the income statement as a separate line and are shown net of tax.

Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the steering committee that makes strategic decisions.

(e)	Foreign Currency Translation

(i)	Functional and Presentation Currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“functional currency”).

The Group and Company financial statements are presented in United States Dollars (“USD” or “$”), which is the Group’s presentation currency. The Company functional currency is Pound Sterling (“GBP” or “£”).

F-22

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

(ii)	Transactions and Balances

Foreign currency transactions are translated into the functional currency at the exchange rate at the date of the transaction. Monetary assets and liabilities in foreign currencies are translated at the rates of exchange ruling at the reporting date. Non-monetary items that are measured at historic cost in a foreign currency are translated at the exchange rate at the date of the transaction and are not re-translated. Non-monetary assets that are measured at fair value in a foreign currency are translated into the functional currency using the exchange rates at the date when the fair value was determined.

Any exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were initially recorded are recognised in the statement of comprehensive income in the period in which they arise.

The parent company’s functional currency is GBP and the subsidiaries’ functional currency is USD. The presentational currency of the Group is USD which is the currency of the primary economic environment in which the entity operates. In the financial statements, assets and liabilities of the parent company have been translated into USD at the closing rates at the reporting date. Income and expenses have been converted into USD at the exchange rates ruling at the transaction dates, or at the average rates over the reporting period provided that the exchange rates do not fluctuate significantly. Any differences arising from this process have been recognised in other comprehensive income and accumulated separately in the translation reserve in equity.

(f)	Property, Plant and Equipment

Property, plant and equipment are stated at stated at historical cost less accumulated depreciation and any impairment in value. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Cost may also include transfers from equity of any gains/losses on qualifying cash flow hedges of foreign currency purchases of property, plant and equipment.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognised. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.

Depreciation on these assets is calculated using the straight-line method to allocate their cost net of their residual values over their estimated useful lives, as follows:

Fixtures and fittings	4 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

(g)	Intangible Assets

(i)	Goodwill

Goodwill arising on the acquisition of an entity represents the excess of the cost of acquisition over the Group’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities of the entity recognised at the date of acquisition.

Goodwill is initially recognised at cost and is subsequently measured at cost less any accumulated impairment losses. Goodwill is not subject to amortisation but is tested for impairment annually.

On disposal of a subsidiary, the attributable amount of goodwill is included in the determination of the gain or loss on disposal.

F-23

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

For the purpose of impairment testing, goodwill is allocated to cash generating units (CGUs). If the recoverable amount of a CGU is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit. An impairment loss for goodwill is not reversed in a subsequent period.

(ii)	Brands

For the purpose of impairment testing, brands acquired are allocated to each of the CGUs, or groups of CGUs, that is expected to benefit from the synergies of the acquisition. Each unit or group of units to which the brand is allocated represents the lowest level within the entity at which the brand is monitored for internal management purposes. Brands are monitored at the operating segment level.

Brand impairment reviews are undertaken annually or more frequently if events or changes in circumstances indicate a potential impairment. The carrying value of the CGU containing the brand is compared to the recoverable amount, which is the higher of value in use and the fair value less costs of disposal. Any impairment is recognised immediately as an expense and is not subsequently reversed.

(iii)	Trademarks and Licences

Separately acquired trademarks and licences are shown at historical cost. Trademarks and licences acquired in a business combination are recognised at fair value at the acquisition date. Trademarks and licences which have a finite useful life and are carried at cost less accumulated amortisation. Amortisation is calculated using the straight-line method to allocate the cost of trademarks and licences over their estimated useful lives.

(h)	Impairment of Non-Financial Assets

For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). As a result, some assets are tested individually for impairment, and some are tested at cash-generating unit level.

Intangible assets with an indefinite useful life and those intangible assets not yet available for use are tested for impairment at least annually. All other individual assets or cash-generating units are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognised in profit or loss in the statement of comprehensive income, at the amount by which the asset’s or cash-generating unit’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of fair value, reflecting market conditions less costs to sell, and value in use based on an internal discounted cash flow evaluation. Impairment losses recognised for cash-generating units, to which goodwill has been allocated, are credited initially to the carrying amount of goodwill. Any remaining impairment loss is charged pro rata to the other assets in the cash generating unit. With the exception of goodwill, all assets are subsequently reassessed for indications that an impairment loss previously recognised may no longer exist.

An impairment loss on other assets is reversed if there has been a favourable change in the estimates used to determine the asset’s recoverable amount and only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined net of depreciation if no impairment loss had been recognised.

(i)	Financial Assets

The Group's financial assets include cash, other receivables and financial assets. Except for those trade receivables that do not contain a significant financing component and are measured at the transaction price in accordance with IFRS 15, all financial assets are initially measured at fair value adjusted for transaction costs (where applicable).

F-24

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

Financial assets, other than those designated and effective as hedging instruments, are classified into the following categories:

•	amortised cost
•	fair value through profit or loss (FVTPL)
•	fair value through other comprehensive income (FVOCI).

In the periods presented the corporation does not have any financial assets categorised as FVOCI.

The classification is determined by both:

•	the entity’s business model for managing the financial asset
•	the contractual cash flow characteristics of the financial asset.

All income and expenses relating to financial assets that are recognised in profit or loss are presented within finance costs, finance income or other financial items, except for impairment of trade receivables which is presented within other expenses.

Subsequent measurement of financial assets

Financial assets at amortised cost

Financial assets are measured at amortised cost if the assets meet the following conditions (and are not designated as FVTPL):

•	they are held within a business model whose objective is to hold the financial assets and collect its contractual cash flows
•	the contractual terms of the financial assets give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding

After initial recognition, these are measured at amortised cost using the effective interest method. Discounting is omitted where the effect of discounting is immaterial. The Group’s cash and cash equivalents, trade and most other receivables fall into this category of financial instruments.

Financial assets at fair value through profit or loss (FVTPL)

Financial assets that are held within a different business model other than ‘hold to collect’ or ‘hold to collect and sell’ are categorised at fair value through profit and loss. Further, irrespective of business model financial assets whose contractual cash flows are not solely payments of principal and interest are accounted for at FVTPL. All derivative financial instruments fall into this category, except for those designated and effective as hedging instruments, for which the hedge accounting requirements would apply.

Assets in this category are measured at fair value with gains or losses recognised in profit or loss. The fair values of financial assets in this category are determined by reference to active market transactions or using a valuation technique where no active market exists.

Impairment of financial assets

The Group considers trade and other receivables individually in accounting for trade and other receivables as well as contract assets and records the loss allowance as lifetime expected credit losses. These are the expected shortfalls in contractual cash flows, considering the potential for default at any point during the life of the financial instrument. In calculating, the Group uses its historical experience, external indicators and forward-looking information to calculate the expected credit losses using a provision matrix.

F-25

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

(j)	Classification as financial liabilities or equity

Financial instruments or their component parts are classified according to the substance of the contractual arrangements entered into.

A financial liability exists where there is a contractual obligation to deliver cash or another financial asset to another entity or to exchange financial assets or financial liabilities under potentially unfavourable conditions. In addition, contracts which result in the entity delivering a variable number of its own equity instruments are financial liabilities.

An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Dividends and distributions relating to equity instruments are debited directly to equity.

A compound instrument is a non-derivative financial instrument which contains both a liability and an equity component. These components are accounted for separately as financial liabilities and equity components, and are presented separately in the statement of financial position.

Financial liabilities

The Group’s financial liabilities comprise trade and other payables and loans payable.

Financial liabilities are recognised when the Group becomes a party to the contractual provisions of the instrument.

Trade and other payables are recognised initially at fair value, net of direct issue costs, and are subsequently recorded at amortised cost using the effective interest method with interest related charges recognised as an expense in the statement of comprehensive income.

Loans payable are recognised initially at fair value, net of direct issue costs and subsequently measured at amortised cost using the effective interest method, with interest-related charges recognised as an expense in finance costs. Finance charges, including premiums payable on settlement or redemption and direct issue costs, are recognised in the statement of comprehensive income on an accruals basis using the effective interest method and are added to the carrying amount of the instrument to the extent that they are not settled in the period in which they arise. The embedded derivative liability, relating to a convertible loan where the carrying liability converts into a variable number of shares, is held at “fair value through profit or loss”.

Financial liabilities are derecognised when the obligation specified in the relevant contract is discharged, cancelled or expires. The difference between the carrying amount of the financial liability derecognised and the consideration paid is recognised in the statement of comprehensive income.

Loan notes

Loan notes are recognised initially at the transaction price excluding transaction costs. Subsequently, they are measured at amortised cost.

(k)	Offsetting Financial Instruments

Financial assets and liabilities are offset, and the net amount reported in the Statement of Financial Position when there is a legally enforceable right to offset the recognised amounts and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously. The legally enforceable right must not be contingent on future events and must be enforceable in the normal course of business and in the event of default, insolvency or bankruptcy of the company or the counterparty.

(l)	Fair value measurement

IFRS 13 establishes a single source of guidance for all fair value measurements. IFRS 13 does not change when an entity is required to use fair value, but rather provides guidance on how to measure fair value under IFRS when fair value is required or permitted. The resulting calculations under IFRS 13 affected the principles that the Group uses to assess the fair value, but the assessment of fair value under IFRS 13 has not materially changed the fair values recognised or disclosed. IFRS 13 mainly impacts the disclosures of the Group. It requires specific disclosures about fair value measurements and disclosures of fair values, some of which replace existing disclosure requirements in other standards.

F-26

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

(m)	Inventories

Inventories are initially recognised at cost, and subsequently at the lower of cost and net realisable value. Cost comprises all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The cost of finished goods and work in progress comprises design costs, raw materials, direct labour, other direct costs and related production overheads (based on normal operating capacity). Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

(n)	Cash and Cash Equivalents

Cash and cash equivalents consist of cash at bank and in hand.

(o)	Trade Payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less or in the normal operating cycle of the business if longer. If not, they are presented as non current liabilities. Trade payables are recognised initially at fair value, and subsequently measured at amortised cost using the effective interest method.

(p)	Leases

The Group has adopted IFRS16 “Leases”. Leases are recorded in the statement of financial position in the form of a right-of-use asset and a lease liability, with the exception of assets of low value and short-term leases of less than 12 months, whereby the Group has taken the practical expedient to not capitalise a right of-use asset and recognise a lease liability but instead charge to the statement of comprehensive income (net of any incentives received from the lessor) on a straight-line basis over the period of the lease.

Each lease payment is allocated between the liability and finance cost. The finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis.

The lease is recognised as a right-of-use asset and a corresponding liability at the date at which the leased asset was available for use by the group. Each lease payment is allocated between the liability and finance cost. The finance cost is charged to profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The right-of-use asset is depreciated over the shorter of the asset's useful life and the lease term on a straight-line basis.

Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of the following lease payments:

•	fixed payments (including in-substance fixed payments), less any lease incentives receivable
•	variable lease payment that are based on an index or a rate
•	amounts expected to be payable by the lessee under residual value guarantees
•	the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and
•	payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option.

The lease payments are discounted using the interest rate implicit in the lease, if that rate can be determined, or the group’s incremental borrowing rate.

Right-of-use assets are measured at cost comprising the following:

•	the amount of the initial measurement of lease liability
•	any lease payments made at or before the commencement date less any lease incentives received
•	any initial direct costs, and
•	restoration costs.

F-27

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

(q)	Current and Deferred Income Tax

Current income tax assets and/or liabilities comprise those obligations to, or claims from, fiscal authorities relating to the current or prior reporting period, that are unpaid at the Statement of Financial Position date. They are calculated according to the tax rates and tax laws enacted or substantively enacted at the reporting date, based on the taxable result for the period. All changes to current tax assets or liabilities are recognised as a component of income tax in the statement of comprehensive income.

Deferred income taxes are calculated using the liability method on temporary differences. This involves the comparison of the carrying amounts of assets and liabilities in the financial statements with their respective tax bases. In addition, tax losses available to be carried forward as well as other income tax credits to the Group are assessed for recognition as deferred tax assets.Deferred tax liabilities are provided for in full. Deferred tax assets are recognised to the extent that it is probable that they will be able to be offset against future taxable income. Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realisation, provided they are enacted or substantively enacted at the Statement of Financial Position date.

Most changes in deferred tax assets or liabilities are recognised as a component of tax in the statement of comprehensive income. Only changes in deferred tax assets or liabilities that relate to a change in value of assets or liabilities that is charged or credited directly to equity or other comprehensive income are charged or credited directly to equity or other comprehensive income.

(r)	Revenue Recognition

The Group recognises revenue in accordance with IFRS 15 which includes five key steps: Step 1: Identify the contracts with a customer; Step 2: Identify the performance obligations in the contract; Step 3: Determine the transaction price; Step 4: Allocate the transaction price to the performance obligations in the contract; and Step 5: Recognise revenue when (or as) the entity satisfies a performance obligation.

The group derives revenue from the transfer of goods and at a point in time in the major product lines detailed below. Revenues from external customers come from the sale of Liquor on a wholesale and retail basis; the revenue from wholesale sales of liquor relates only to the group’s own brand. Revenue is recognised on delivery of goods to customers.

(s)	Provisions

Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the Statement of Financial Position date, including the risks and uncertainties associated with the present obligation. Any reimbursement expected to be received in the course of settlement of the present obligation is recognised, if virtually certain as a separate asset, not exceeding the amount of the related provision.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. In addition, long-term provisions are discounted to their present values, where the time value of money is material. All provisions are reviewed at each Statement of Financial Position date and adjusted to reflect the current best estimate.

In those cases where the possible outflow of economic resource as a result of present obligations is considered improbable or remote, or the amount to be provided for cannot be measured reliably, no liability is recognised in the statement of financial position. Probable inflows of economic benefits to the Group that do not yet meet the recognition criteria of an asset are considered contingent assets.

(t)	Equity

Share capital is determined using the nominal value of shares that have been issued. Share premium represents the excess of the issue price over the par value of shares issued.

F-28

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

Other reserves comprise gains and losses on transactions with non-controlling interests and share based payments.

Translation reserves are amounts in respect of translation of overseas subsidiaries, and unrealised exchange differences.

Non-controlling interest comprises amounts arising on business combinations when the entire interest in the company is not acquired by the Group, plus the share of profits or losses of the subsidiary attributed to the independent shareholders.

Retained losses include all current and prior year results as disclosed in the statement of comprehensive income.

3.	CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

(i)	Critical accounting estimates and assumptions

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next accounting year are discussed below:

Impairment of goodwill and intangible assets

The Group tests annually whether the value of investments, goodwill balances and intangible balances has suffered any impairment, in accordance with the accounting policy. The recoverable amounts of cash generating units have been determined based on value-in-use calculations. These calculations require the use of estimates. These estimates and assumptions are subject to risk and uncertainties and therefore changes in circumstances will impact the recoverable amount.

Recoverability of Inventories balances

The Group tests annually whether the value of Inventories are at cost or lower than cost (that is net realisable value), in accordance with the accounting policy. The recoverable amounts of the inventory units have been determined based on fair value less cost to sell. These calculations require the use of estimates. These estimates and assumptions are subject to risk and uncertainties and therefore changes in circumstances will impact the recoverable amount.

The directors have separately assessed the recoverability of the inventory in Mexico of £464,000. The Directors have noted that whilst no sales have been recorded to date, the inventory is kept in good condition and it is the intention of the Directors to commence sales of these inventories over the medium term and therefore no impairment is required.

Management has made no other significant judgements nor believe there is any material uncertainty with respect to the Group’s reported amounts of assets and liabilities as well as revenue and expenses during the reporting period.

Carrying value of investments

The Directors have prepared forecasts used for going concern purposes and also considered is there needs to be any impairment on Investments in Subsidiaries in accordance with IAS 36 Impairment of Assets. Following their assessment, they concluded that no impairment is due.

(ii)	Critical judgments in applying the Group's accounting policies

The board considers that the most critical judgement it has made is assessing the fair value of shares issued as payment for services and in respect of acquisitions made.

F-29

ROGUE BARON PLC

PRINCIPAL ACCOUNTING POLICIES

For the year ended 30 September 2023

Loan Interest

Management believe that, at the point the loans were advanced, the interest rate being applied to the loans was at market rate given the circumstances of a Group in its infancy.

(iii)	Sources of Estimation and Key Judgements

The preparation of the Financial Statements requires the Group to make estimates, judgements and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. The Directors base their estimates on historic experience and various other assumptions that they believe are reasonable under the circumstances, the results of which form the basis of making judgements about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

(iv)	Segment reporting

Segmental analysis is not applicable as there is only one operating segment of the continuing business – premium spirit and wine sector.

F-30

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

4.	REVENUE, LOSS BEFORE TAXATION AND SEGMENTAL INFORMATION

Management considers that during the year there was only one continuing activity as set out below. The revenue below excludes that of the discontinued operations (note 7).

Total revenue from continuing operations comprises:

Revenue from external customers:

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
Sale	284	146

Revenues from continuing operations are generated by geographical areas as follows:

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
United Kingdom	28	17
Europe	–	15
Rest of World	256	124
	284	146

The following customers generated more than 10% of the Group’s revenue from continuing operations:

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
Customer 1	256	124

Carrying amount of assets:

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
United Kingdom	113	151
United States of America	4,307	4,485
	4,420	4,636

F-31

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

4.	REVENUE, LOSS BEFORE TAXATION AND SEGMENTAL INFORMATION (CONTINUED)

Carrying amount of liabilities:

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
United Kingdom	689	412
United States of America	170	97
	859	509

The segmental analysis of the balance sheet is not part of routine management reporting and consequently no activity segmental analysis of assets is shown.

Loss before taxation

The loss before taxation is attributable to the principal activity of the Group and is after charging the following administrative expenses:

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
Staff costs (see note 6)	225	215
Fees payable to the Company’s auditor for the audit of the financial statements	51	76
Goodwill amoritisation (see note 10)	–	225
Profit on disposal of assets	–	(225)
Professional and consultancy fees	147	201
Listing relating costs	54	52
Bad debt	–	33
Provision for inventories	–	80
Other	141	71
Total	616	728

The Group operates a single primary activity in the premium spirit, wine and beer sector with a primary focus on distribution, brand development and strategic acquisitions in North America, and the U.K/Western Europe.

F-32

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

5.	FINANCE COSTS

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
Finance costs
Loan interest	2	–
	2	–

6.	EMPLOYEE REMUNERATION

The following was recognised in respect of employee remuneration in the year/period.

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
Wages and salaries	220	207
Pension contributions	1	2
Social security	4	6
	225	215

The Directors are the Key Management Personnel of the Group and Company, and the following was recognised in respect of their remuneration.

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
Directors’ remuneration	110	142
Pension contributions	1	2
Social security	4	6
	115	150

The average number of employees during the year/period was:

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
Directors	4	4
Others	–	–
	4	4

F-33

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

7.	RECEIVABLE ON SALE OF SUBSIDIARIES

The activities of Legacy Retail Group LLC were classified as an asset held for sale in the prior year and were held on the statement of financial position at fair value being the agreed sale proceeds of $75,000. The Group signed a sale agreement for Legacy Retail Group LLC on 28 September 2022 to an unrelated third party, which includes Bin 1301 and its interest in Mir LLC. The sale was expected to complete in the near future, but as it has not yet completed due to delays, the potential proceeds have been provided for in full.

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
Receivable on sale of subsidiary	75	75
Expected credit loss	(75)	–
Net carrying amount	–	75

8.	TAXATION

There is no tax charge for the year (period ended 30 September 2022: $nil). The tax on the Group’s loss before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable to profits of the consolidated entities as follows:

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
Loss before tax	(637)	(604)
Tax calculated at domestic tax rates applicable to profits in the respective countries	(137)	(117)

Tax effects of:
Expenses not deductible for tax purposes	1	2
Tax losses for which no deferred income tax asset was recognised	136	115
Tax charge	–	–

The weighted average applicable tax rate was 21.5% (2022: 19.4%). UK tax losses of approximately $454,000 (2022: $334,000) are available to offset against future profits. The tax losses have been adjusted for the future increase in the standard rate of corporation tax in the UK of 25% from April 2023. Tax losses also exist in the Group’s US subsidiaries. No deferred tax asset has been recognised. There is no deferred tax liability.

F-34

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

9.	EARNINGS PER SHARE

	Year ended 30 September 2023 $’000	Nine Months ended 30 September 2022 $’000
Loss attributable to owners of the Company from continuing operations	(637)	(604)
Basic and diluted profit/loss per share from operations held for sale	–	(2)

	Year ended 30 September 2023 Number	Nine Months ended 30 September 2022 Number
Weighted average number of shares for calculating basic loss per share	90,737,140	90,043,076

	Year ended 30 September 2023 Cents	Nine Months ended 30 September 2022 Cents
Basic and diluted loss per share from continuing operations	(0.70)	(0.67)
Basic and diluted profit/loss per share from operations held for sale	0.00	(0.00)

The effect of shares that may be issued in future in respect of convertible loan notes, exercisable options and warrants are anti-dilutive, but is potentially dilutive against future profits.

F-35

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

10.	INTANGIBLE ASSETS

Group

	Goodwill	Brands and Licenses	Total
	$’000	$’000	$’000
Cost
At 1 January 2022	1,464	2,352	3,816
Additions	–	–	–
At 30 September 2022	1,464	2,352	3,186
Additions	–	–	–
At 30 September 2023	1,464	2,352	3,186

Amortization
At 1 January 2022	–	–	–
Charge in the period	225	–	225
At 30 September 2022	225	–	225
Charge in the year	–	–	–
At 30 September 2023	225	–	225

Net book value at 30 September 2023	1,239	2,352	3,591
Net book value at 30 September 2022	1,239	2,352	3,591
Net book value at 1 January 2022	1,464	2,352	3,816

On July 2020 the Company acquired the following subsidiaries. The consideration was satisfied by the issue of 36,247,500 New Ordinary Shares in Rogue Baron fair valued at $3,512,000 plus $885,000 of Convertible Loan Notes which were novated from the previous owners to Rogue Baron Ltd.

On disposal of Legacy Retail Group LLC, management have assessed the goodwill relating to Legacy Retail Group LLC to be $225,000, and the goodwill has been adjusted accordingly.

Brands and Licences are not amortised but are reviewed for impairment on an annual basis or more frequently if there are any indications that they may be impaired. None of the brands or licences are expected to be deductible for income tax purposes.

F-36

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

10.	INTANGIBLE ASSETS (CONTINUED)

The directors consider that there are no indications that the brands and licences are impaired as at 31 December 2021 after assessing the value of the asset in use.

On 1 July 2021 the Group acquired a 51% interest in For Mir LLC through Legacy Retail Group LLC. For Mir LLC operates De Rhum Spot a bar in Washington DC. Having reviewed the operating agreement, the directors do not consider that the Group has control of For Mir LLC and has accounted for it as an associate undertaking. Under the terms of the agreement the Group is liable for the first $70,000 of losses and thereafter they are apportioned according to shareholding. On reclassification of Legacy Retail Group LLC as an asset held for sale, the interest in For Mir LLC is included in the asset held for sale.

Impairment tests on Goodwill, Intangible assets and Investments

Management reviews the business performance based on geography and type of business. It has identified the US as the main geographical area. There is only one segment in the USA. Investments are monitored by management at the operating segment level. A summary of investments allocation in 2023 for each operating segment is as follows:

30 September 2023

	Opening	Additional	Disposals	Impairment	Closing
USA	3,591	–	–	–	3,591
All other segments	–	–	–	–	–
	3,591	–	–	–	3,591

30 September 2022

	Opening	Additional	Disposals	Other	Closing
USA	3,816	–	–	(225)	3,816
All other segments	–	–	–	–	–
	3,816	–	–	(225)	3,816

The recoverable amount of a CGU is determined based on value-in-use calculations. These calculations use pre tax cash flow projections, based on financial budgets approved by management covering a five-year period. Cash flows beyond the five-year period are extrapolated using a 10% estimated growth rates in both sales and costs.

For the purposes of assessing impairment, other intangible assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). As a result, some assets are tested individually for impairment, and some are tested at cash-generating unit level.

Intangible assets with an indefinite useful life, such as brands, licences and trademarks are tested for impairment at least annually.

All recently acquired subsidiaries are considered as one CGU.

F-37

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

10.	INTANGIBLE ASSETS (CONTINUED)

For the CGU with significant amount of investment the key assumptions, long term growth rate and discount rate used in the value-in-use calculations are as follows. In addition, where there has been an impairment loss in a CGU, the recoverable amount is also disclosed below.

2023	Key inputs for impairment assessment
Sales growth (% annual growth rate)	117%
Long term growth rate	10%
Pre-tax discount rate	10%

The Directors considered that no impairment was necessary at 30 September 2023 or 30 September 2022.

These assumptions have been used for the analysis of each CGU within the operating segment.

Sales volume is the average annual growth rate over the five-year forecast period. It is based on management’s expectations of market development, and reflects significant increases over the next five years as a result of investment and entering new markets followed by 10% year on year increases. The sales of Shinju in particular in the current period were restricted by the lead times required to bring the finished product into the US.

Sales price is the average annual growth rate over the five-year forecast period. It is based on current industry trends and includes long term inflation forecasts for each territory.

Gross margin is the average margin as a percentage of revenue over the five-year forecast period. It is based on the current sales margin levels and sales mix, with adjustments made to reflect the expected future price rises, a key raw material, which management does not expect to be able to pass on to customers through price increases.

Other operating costs are the fixed costs of the CGUs, which do not vary significantly with sales volumes or prices. Management forecasts these costs based on the current structure of the business, adjusting for inflationary increases and these do not reflect any future restructurings or cost saving measures. The amounts disclosed above are the average operating costs for the five-year forecast period.

Annual capital expenditure is the expected cash costs in the USA segment for developing infrastructure. This is based on the historical experience of management in the Group and the planned refurbishment expenditure required post-acquisition. No incremental revenue or cost savings are assumed in the value-in-use model as a result of this expenditure.

F-38

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

11.	INVESTMENT IN SUBSIDIARIES

Company

Investment in group undertakings $’000
Cost
At 31 December 2021	4,362
At 30 September 2022	4,362
At 30 September 2023	4,362

Impairment
At 31 December 2021	–
Impairment	9
At 30 September 2022	9
At 30 September 2023	9

Net book value at 30 September 2023	4,353
Net book value at 30 September 2022	4,353
Net book value at 31 December 2021	4,353

Principal Subsidiaries

All subsidiary undertakings are included in the consolidation. The proportion of the voting rights in the subsidiary undertakings held directly by the Parent Company does not differ from the proportion of ordinary shares held. The Parent Company does not have any shareholdings in the preference shares of subsidiary undertakings included in the Group.

Bin 1301 is the subsidiary that has non-controlling interests that are material to the Group. This is a subsidiary of Legacy Retail Group LLC which is held as a subsidiary held for sale. See note 17 for transactions with non controlling interests. Bin 1301 is not trading and the carrying value have been written down to $nil.

F-39

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

11.	INVESTMENT IN SUBSIDIARIES (CONTINUED)

Name	Address of the registered office	Nature of Business	Proportion of ordinary shares held directly by parent (%)	Proportion of ordinary shares held by the Group (%)	Proportion of ordinary shares held by non-controlling interests (%)
STI Signature Spirits Group	116 West 23 Street, 5 Fl., New York, New York, 10010, USA	Wholesale alcohol distribution for USA	100%	100%	–
Legacy Retail Group LLC	215 I Street Ne #108, Washington, District of Columbia 20002, USA	Holding company	100%	100%	–
Bin 1301 Wine Bar	1351 U Street NW, Washington, D.C. 20009, USA	Retail alcohol and food	–	52%	48%
Mazeray Corporation	1351 U Street NW, Washington, D.C. 20009, USA	Wholesale alcohol distribution for USA	100%	100%	–
Shinju Whiskey LLC	1351 U Street NW, Washington, D.C. 20009, USA	Dormant	100%	100%	–
Shinju Spirits Inc.	1351 U Street NW, Washington, D.C. 20009, USA	Wholesale alcohol distribution for USA	100%	100%	–

12.	INVENTORIES

Inventory comprises of stocks of alcoholic beverages held for resale. Inventories are carried at the lower of cost and net realisable value. Cost is determined using the first-in, first-out method. The cost comprises the price paid for the merchandise plus any applicable duties paid for importation, but excludes borrowing costs.

In addition to stocks held ready for resale, inventory also includes a quantity of Copa Imperial Tequila, acquired on the acquisition of STI Signature Spirits. This is stored at a distillery, and it is intended to bottle this for resale. The cost paid by STI Signature Spirits could not be reliably measured and the value determined at the date of acquisition was based on a professional valuation carried out in 2013. The Director has assessed the carrying value at the date of acquisition and at each subsequent reporting date.

13.	TRADE AND OTHER RECEIVABLES

	30 September 2023 $’000	30 September 2022 $’000
Current
Trade receivables	99	81
Other receivables	207	169
Prepayments and accrued income	6	18
Amounts owed by subsidiaries	–	–
	312	268

F-40

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

13.	TRADE AND OTHER RECEIVABLES (CONTINUED)

The fair value of these short-term financial assets is not individually determined as the carrying amount is a reasonable approximation of fair value. All trade and other receivables have been reviewed for indicators of impairment. None of these were considered to be past due or impaired. The trade receivables are all denominated in dollars, and $34,000 (2022: $43,000) is less than 30 days past due, with $9,000 (2022: $39,000) between 30 and 90 days past due and the remaining $56,000 (2022: $11,000) being more than 90 days past due.

14.	TRADE AND OTHER PAYABLES

	30 September 2023 $’000	30 September 2022 $’000
Trade payables	37	76
Other payables	293	166
Amounts owed to a director	27	–
Accruals	308	100
	675	342

The fair value of trade and other payables has not been disclosed as, due to their short duration, management consider the carrying amounts recognised in the Statement of Financial Position to be a reasonable approximation of their fair value. Amounts owed to a director is unsecured, and repayable on demand.

15.	LOANS PAYABLES

The loans payable and movements are as follows:

	Group	Group	Company	Company
	30 September 2023 $’000	30 September 2022 $’000	30 September 2023 $’000	30 September 2022 $’000
Convertible loans
Balance at beginning of year/period	124	151	124	151
Foreign exchange	12	(27)	12	(27)
Balance at end of year/period	136	124	136	124

Other loans
Balance at beginning of year/period	43	5	43	5
Loans received	–	39	–	39
Interest charged	2	–	2	–
Foreign exchange	3	(1)	3	(1)
Balance at end of year/period	48	43	48	43

F-41

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

15.	LOANS PAYABLES (CONTINUED)

On acquisition of the subsidiaries $885,000 of Convertible Loan Notes were novated to Rogue Baron. During the year ended 31 December 2020 the Company issued three further convertible loan notes amounting to $212,000. The loans were all converted in 2021 except for a residual balance of $136,00 (£111,000). This loan is payable on demand.

The other loans are unsecured, with an interest rate of 8% p.a. and denominated in GB Pounds (£39,000). These loans are repayable on demand. The carrying amount of the loan payables approximate their fair values.

16.	SHARE CAPITAL

Group and Company

	September 2023 $’000	September 2023 $’000
Allotted, issued and fully paid
96,709,743 (2022: 90,043,076) ordinary shares of 0.1p	128	119

The movements in share capital and share premium are analysed as follows:

	Ordinary shares No.	Share capital $’000	Share premium $’000
Allotted and issued
At 31 December 2021	90,043,076	119	6,627
At 30 September 2022	90,043,076	119	6,627

Shares issued for cash	6,666,667	9	54
Shares issue costs	–	–	–
At 30 September 2023	96,709,743	128	6,675

The ordinary shares carry one vote each and on winding up of the Company the balance of assets available for distribution will, subject to any relevant restrictions, be divided amongst the shareholders.

17.	SHARE BASED PAYMENTS

Options

The Company has a share option scheme for Directors. Options are exercisable at a price agreed at the date of grant. The vesting period is usually between zero and five years. The exercise of options is dependent upon eligible employees meeting performance criteria. The options are settled in equity once exercised. If the options remain unexercised after their expiry date, the options expire. Options lapse if the employee leaves the Company before the options vest.

F-42

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

17.	SHARE BASED PAYMENTS (CONTINUED)

Options issued, cancelled, & outstanding for the year ended 30 September 2023

	Number	Weighted average exercise price
At 31 December 2021	6,619,850	0.07p
Issued	–	–
At 30 September 2022	6,619,850	0.07p
Issued	–	–
At 30 September 2023	6,619,850	0.07p
Weighted average remaining contractual life	2.41 years

At 30 September 2023, 3,585,751 options were exercisable.

A Black-Scholes model has been used to determine the fair value of the share options on the date of grant. The fair value is expensed to the income statement on a straight-line basis over the vesting period, which is determined annually. The model assesses a number of factors in calculating the fair value. These include the market price on the date of grant, the exercise price of the share options, the expected share price volatility of the Company’s share price, the expected life of the options, the risk-free rate of interest and the expected level of dividends in future periods.

For those options granted where IFRS 2 “Share-Based Payment” is applicable, the fair values were calculated using the Black-Scholes model. The inputs into the model were as follows:

	Risk free rate	Share price volatility	Expected life	Share price at date of grant
25 February 2021	0.35%	10%	4-6 years	£0.07

Expected volatility was determined using comparative companies’ historical volatility. The expected life used in the model is the term of the options.

The charge to the profit and loss account in respect of these options was $1,000 (2022: $3,000).

Warrants

On 25 February 2021 the Company issued 2,585,578 warrants to advisors, exercisable immediately at an exercise price of 5p. The warrants lapse after 5 years. At 30 September 2023 the warrants had a remaining life of 2.41 years.

No warrants were granted during the year and 2,585,578 in the number outstanding at the year end.

The fair values were calculated using the Black-Scholes model. The inputs into the model were as follows:

	Risk free rate	Share price volatility	Expected life	Share price at date of grant
25 February 2021	0.35%	10%	5 years	£0.07

The charge to the profit and loss account in respect of these warrants was $Nil (2022: $1,000).

F-43

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

18.	OTHER RESERVES AND NON-CONTROLLING INTEREST RESERVE

Non-controlling interest reserves comprise of amounts arising on business combinations or acquisitions when the entire interest in the company is not acquired by the Group, plus the share of profits or losses of the subsidiary attributed to the independent shareholders.

The movement in the non-controlling interest reserve is shown below:

$’000
Reconciliation of Non-controlling interest
At 31 December 2021	(41)
Non-controlling interest share of profits	14
At 30 September 2022	(27)
Non-controlling interest share of profits	–
At 30 September 2023	(27)

19.	RECONCILIATION OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

	Short-term borrowings $’000	Long-term borrowings $’000	Total $’000
1 October 2022	167	–	167
Non-cash:
– Accrued interest	2	–	2
– Foreign exchange movement	17	–	15
30 September 2023	184	–	184

	Short-term borrowings $’000	Long-term borrowings $’000	Total $’000
1 January 2022	156	–	156
Cash flows:
– Proceeds	39	–	39
Non-cash:
– Foreign exchange movement	(28)	–	(28)
30 September 2022	167	–	167

20.	CONTINGENT LIABILITIES

There were no contingent liabilities at 30 September 2023 or 30 September 2022.

21.	CAPITAL COMMITMENTS AND UNDRAWN BORROWINGS

There were no capital commitments or undrawn borrowings at 30 September 2023 or 30 September 2022.

F-44

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

22.	FINANCIAL INSTRUMENTS

The Group and Company are exposed to a variety of financial risks which result from both its operating and investing activities. The Board is responsible for co-ordinating the Group and Company’s risk management and focuses on actively securing the Group and Company’s short to medium term cash flows.

a.	Credit risk

The Group’s credit risk is primarily attributable to its trade receivables and other receivables. At 30 September 2023 the Group had $306,000 of receivables which have been reviewed for potential impairment (30 September 2022: $250,000).

Generally, the Group's maximum exposure to credit risk is limited to the carrying amount of the financial assets recognised at the Statement of Financial Position date, as summarised below:

	30 September 2023			30 September 2022
	Receivables held at amortised cost $’000	Non financial assets $’000	Statement of Financial Position total $’000	Receivables held at amortised cost $’000	Non financial assets $’000	Statement of Financial Position total $’000
Trade receivables	99	–	99	81	–	81
Other receivables	207	–	207	169	–	169
Prepayments and accrued income	–	6	6	–	18	18
Cash and cash equivalents	19	–	19	43	–	43
Total	325	6	331	293	18	311

Generally, the Company's maximum exposure to credit risk is limited to the carrying amount of the financial assets recognised at the Statement of Financial Position date, as summarised below:

The credit risk on liquid funds is limited due to the level of cash held and because the Group and Company only places deposits with leading financial institutions.

F-45

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

22.	FINANCIAL INSTRUMENTS (CONTINUED)

b.	Liquidity risk

The Group and Company seeks to manage financial risk by ensuring sufficient liquidity is available to meet foreseeable needs and to invest cash assets safely and profitably. The Directors prepare rolling cash flow forecasts and seek to raise additional equity funding whenever a shortfall in funding is forecast. Details of the going concern basis of preparing the financial statements are included in the principal accounting policies.

c.	Market risk

Interest rate risk

The Group and Company bears negligible interest rate risk at 30 September 2023 and 30 September 2022.

d.	Foreign currency risk

The Group operates in the US and UK and carries out transactions in GBP and US dollars. The Group does not have a policy to hedge but will continue to keep this under review. The Group operates foreign currency bank accounts to help mitigate the foreign currency risk.

e.	Financial liabilities

Group

The Group's financial liabilities are classified as follows:

	30 September 2023			30 September 2022
	Other financial liabilities at amortised cost $’000	Financial liabilities held at fair value through profit & loss $’000	Total $’000	Other financial liabilities at amortised cost $’000	Financial liabilities held at fair value through profit & loss $’000	Total $’000
Trade payables	47	–	47	76	–	76
Amounts owed to a Director	27	–	27	–	–	–
Other payables	293	–	293	166	–	166
Loans	184	–	184	167	–	167
Accruals	308	–	308	100	–	100
Total	859	–	859	509	–	509

F-46

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

22.	FINANCIAL INSTRUMENTS (CONTINUED)

Maturity of financial instruments

All financial liabilities in the table above at 30 September 2023 and 30 September 2022 mature in less than two years.

Borrowing facilities for the year ended 30 September 2023

The Group has no undrawn committed borrowing facilities at 30 September 2023 or 30 September 2022.

f.	Capital risk management

The Group's objectives when managing capital are:

– to safeguard the Group's ability to continue as a going concern, so that it continues to provide returns and benefits for the shareholders;

– to support the Group's stability and growth; and

– to provide capital for the purpose of strengthening the Group's risk management capability.

The Group actively and regularly reviews and manages its capital structure to ensure an optimal capital structure and equity holder returns, taking into consideration the future capital requirements of the Group and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities. Management regards total equity as capital and reserves, for capital management purposes.

23.	RELATED PARTY TRANSACTIONS

Gunsynd Plc

Hamish Harris, a director of Rogue Baron is also a director of Gunsynd Plc. At 30 September 2023 Rogue Baron owed Gunsynd Plc $136,000 (30 September 2022: $124,000) of convertible loans and $47,000 (30 September 2022: $43,000) of non-convertible loans.

Tasmanian Tiger Ltd

Hamish Harris is also a director of Tasmanian Tiger Ltd who was owed $14,000 at 30 September 2023 by Rogue Baron and its subsidiaries (30 September 2022: $16,000), in respect of costs paid on their behalf, net of amounts due to its subsidiaries.

Human Brands Inc.

Ryan Dolder, a director of Rogue Baron is also a director of Human Brands Inc. from whom Rogue Baron acquired its subsidiaries. At 30 September 2023 Human Brands Inc. and its subsidiary undertakings owed Rogue Baron and its subsidiaries $238,000 (30 September 2022: $156,000).

At 30 September 2023 the following amounts were outstanding to directors and former directors in respect of salaries; H Harris $26,169 (2022: $10,283) R Dolder $62,039 (2022: $14,696) J Smith (resigned 11 December 2022) $16,152 (2022: $12,237). These amounts are included in creditors.

F-47

ROGUE BARON PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 September 2023

24.	SUBSEQUENT EVENTS

On 9 October 2023, the Company announced that it had issued 1,362,235 shares in lieu of payment of creditors.

On 19 December 2023, the Company announced that it had issued 14,285,714 shares at 0.35p raising cash of £50,000.

On 24 January 2024, the Company announced that it had issued 3,928,571 shares for the provision of services.

On 9 February 2024, the Company announced that it had cancelled 5,378,625 share options to Directors with an exercise price of 7p, and replaced these with 7,800,000 options with an exercise price of 0.5p.

On 19 February 2024, the Company announced that it had issued 7,200,000 shares to consultants an in payment of creditors.

On 21 March 2024, the Company announced that a US based Institutional Investor (“Investor”) has agreed invested USD $1,000,000 directly into Rogue Baron’s wholly owned US subsidiary, Shinju Spirits Inc. This is comprised of USD $750,000 in cash and USD $250,000 worth of business enhancement services, which will be provided by the Investor to support the sales growth of Shinju Japanese Whisky. In return for the Investment, the Investor will receive $750,000 of Seed Series Preferred Shares in Shinju Spirits and $250,000 in warrants to purchase up to a further $250,000 in common stock of Shinju Spirits. $750,000 was received on 25 March 2024.

On 22 March 2024, the Company announced that it had issued 4,000,000 shares at 0.5p raising cash of £20,000.

The Company now has 23,831,044 ordinary shares of £0.006 each (“Ordinary Shares”) in issue, each share carrying the right to one vote. The Company does not hold any Ordinary Shares in treasury. The figure of 127,486,263 Ordinary Shares may be used by shareholders in the Company as the denominator for the calculations by which they will determine if they are required to notify their interest in, or a change to their interest in, the share capital of the Company under the Financial Conduct Authority's Disclosure and Transparency Rules.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

England and Wales law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the England and Wales courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in England and Wales or elsewhere.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On October 11, 2023, we issued a total of 1,362,235 Ordinary Shares in lieu of cash payment of creditors. These issuances of Ordinary Shares were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder; there was no general solicitation; the issuances did not involve a public offering; and there were less than five investors, each of whom was financially sophisticated.

On December 20, 2023, we issued 14,285,714 Ordinary Shares to Clear Capital for cash at a per share price of approximately $0.05, or approximately $700,000. This issuance of Ordinary Shares ws made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder; there was no general solicitation; the issuance did not involve a public offering; and there was only one investor who was financially sophisticated.

On January 24, 2024, we issued a total of 3,928,571 Ordinary Shares for the provision of services/creditors. These issuances of Ordinary Shares were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder; there was no general solicitation; the issuances did not involve a public offering; and there were less than five investors, each of whom was financially sophisticated.

On February 19, 2024, we issued a total of 7,200,000 Ordinary Shares for the provision of services. These issuances of Ordinary Shares were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder; there was no general solicitation; the issuances did not involve a public offering; and there were less than five investors, each of whom was financially sophisticated.

On March 22, 2024, we issued a total of 4,000,000 Ordinary Shares to Gregory Evans for approximately $30,000 in cash. This issuance of Ordinary Shares was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder; there was no general solicitation; the issuance did not involve a public offering; and there was only one investor who was financially sophisticated.

On April 16, 2024, we issued 1,500,000 Ordinary Shares to Newlan Law Firm, PLLC for the provision of services, which shares were valued at $7,500. The issuances of common stock were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder; there was no general solicitation; the issuance did not involve a public offering; and there was only one investor who was accredited or financially sophisticated.

On May 10, 2024, we issued 14,000,000 Ordinary Shares for the acquisition of Eight Vodka Limited. This issuance of Ordinary Shares were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder; there was no general solicitation; the issuances did not involve a public offering; and there was only one investor who was financially sophisticated.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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EXHIBIT INDEX

Exhibit No.	Description

1.1#	Consultancy & Placement Agent Agreement between Registrant and MD Global Partners, LLC
2.1#	Share Exchange Agreement between Registrant and Human Brands International, Inc.
3.1#	Certificate of Incorporation of Registrant
3.2#	Certificate of Incorporation – Change of Name of Registrant
3.3#	Articles of Incorporation of Registrant
5.1*	Opinion of Hill Dickinson LLP regarding the validity of the ordinary shares being registered
10.1#	Service Agreement between Registrant and Ryan Dolder
10.2#	Executive Service Agreement between Registrant and Hamish Harris
10.3#	Letter Agreement between Registrant and Tomoya Daimon
10.4#	Agreement between Shinju Spirits, Inc. and US Beverage Advertising Corp. dba ReserveBar.com
10.5#	Share Purchase Agreement between Registrant and the Shareholders of Eight Vodka Limited
10.6#	Standard Distribution Agreement between Shinju Spirits, Inc. and Orakei, Ltd.
10.7#	Importer Agreement between Shinju Spirits, Inc. and CapCity Beverage LLC
10.8#	Standard Distribution Agreement between Shinju Spirits, Inc. and Beverage Hunters SL
10.9#	Standard Distribution Agreement between Shinju Spirits, Inc. and Fine Wine Sellers Limited (trading as Oak & Still)
10.10#	Standard Distribution Agreement between Shinju Spirits, Inc. and Weisshaus Shop GmbH
10.11#	Series Seed Preferred Stock Purchase Agreement between Shinju Spirits, Inc. and Pronghorn Investment Management, LLC dated March 15, 2024
10.12#	Investors’ Rights Agreement between Shinju Spirits, Inc. and Pronghorn Investment Management, LLC dated March 15, 2024
10.13#	Right of First Refusal and Co-Sale Agreement between Shinju Spirits, Inc. and Pronghorn Investment Management, LLC dated March 15, 2024
10.14#	Voting Agreement between Shinju Spirits, Inc. and Pronghorn Investment Management, LLC dated March 15, 2024
10.15#	Common Stock Purchase Warrant issued by Shinju Spirits, Inc. to Pronghorn Investment Management, LLC dated March 15, 2024
10.16#	Supercharging Agreement between Shinju Spirits, Inc. and Pronghorn Investment Management, LLC dated March 15, 2024
10.17#	Letter Agreement between Registrant and Charlie Wood
21.1#	List of Subsidiaries
23.1*	Consent of PKF Littlejohn LLP
23.2*	Consent of Hill Dickinson LLP (to be included in Exhibit 5.1)
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107#	Filing Fee table

# Previously filed on Form F-1 filed on July 12, 2024

* Filed herewith.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on September 5, 2024.

ROGUE BARON, PLC

By:	/s/ Ryan Dolder
Ryan Dolder
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ryan Dolder as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of the ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Dolder	Chief Executive Officer and Director	September 5, 2024
Name: Ryan Dolder	(Principal Executive Officer)

/s/ Hamish Harris	Chairman of the Board of Directors	September 5, 2024
Name: Hamish Harris	(Principal Accounting and Financial Officer)

/s/ Charlie Wood	Director	September 5, 2024
Name: Charlie Wood

/s/ Tomoya Daimon	Director	September 5, 2024
Name: Tomoya Daimon

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Washington, D.C., on September 5, 2024.

By:	/s/ Ryan Dolder
Ryan Dolder
Chief Executive Officer

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